                                   EXHIBIT 99

FIRST FORTIS MASTERS VARIABLE ANNUITY

Flexible Premium Deferred

Combination Variable and Fixed Annuity Contracts

PROSPECTUS DATED
May 1, 1997
FORTIS LOGO

FIRST FORTIS LIFE INSURANCE COMPANY
MAILING ADDRESS:     STREET ADDRESS:                PHONE: 1-800-745-8248
P.O. BOX 3249        220 SALINA MEADOWS PARKWAY
SYRACUSE             SUITE 255
NEW YORK 13220       SYRACUSE
                     NEW YORK 13220

This Prospectus describes flexible premium deferred combination variable and fixed annuity contracts (a "Contract") issued by First Fortis Life Insurance Company ("First Fortis"). The minimum initial purchase payment is generally $5,000 and is $1,000 for each subsequent purchase payment.

A Contract allows you to accumulate funds on a tax-deferred basis. You may elect a guaranteed interest accumulation option through First Fortis' Fixed Account or a variable return accumulation option through Separate Account A (the "Variable Account") of First Fortis, or a combination of these two options. Under the variable rate accumulation option, you can choose among one or more of the following investment portfolios of Fortis Series Fund, Inc. (the "Series Fund"):
Money Market Series, U.S. Government Securities Series, Diversified Income Series, Global Bond Series, High Yield Series, Asset Allocation Series, Global Asset Allocation Series, Value Series, Growth & Income Series, S&P 500 Index Series, Blue Chip Stock Series, Growth Stock Series, Global Growth Series, International Stock Series and Aggressive Growth Series. The accompanying Prospectus for Fortis Series Fund describes the investment objectives, policies and risks of each of the Portfolios. Under the guaranteed interest accumulation option, you can choose among ten different guarantee periods, each of which has its own interest rate.

The Contract provides several different types of retirement and death benefits, including fixed and variable annuity income options. Within limits, you may make partial surrenders of the Contract Value or may totally surrender the Contract for its Cash Surrender Value.

You have the right to examine a Contract for ten days from the time you receive the Contract and return it for a refund of the full Contract Value.

This Prospectus gives prospective investors information about the Contracts that they should know before investing. This Prospectus must be accompanied by a current Prospectus of Fortis Series Fund, Inc. Both Prospectuses should be read carefully and kept for future reference.

A Statement of Additional Information, dated May 1, 1997, about certain aspects of the Contracts has been filed with the Securities and Exchange Commission and is available without charge, from First Fortis at the address and phone number printed above. The Table of Contents for the Statement of Additional Information appears on page 23 of this Prospectus.

THESE CONTRACTS ARE NOT OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, CREDIT UNION, BROKER-DEALER OR OTHER FINANCIAL INSTITUTION. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY; AND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

97104 (Ed. 5/96)

TABLE OF CONTENTS

                                                                            PAGE
Special Terms Used in this Prospectus...................................       3
Information Concerning Fees and Charges.................................       4
Summary of Contract Features............................................       7
First Fortis Life Insurance Company.....................................       8
The Variable Account....................................................       8
Series Fund.............................................................       9
The Fixed Account.......................................................       9
    - Guaranteed Interest Rates/Guarantee Periods.......................       9
    - Market Value Adjustment...........................................       9
    - Investments by First Fortis.......................................      10
Accumulation Period.....................................................      10
    - Issuance of a Contract and Purchase Payments......................      10
    - Contract Value....................................................      11
    - Allocation of Purchase Payments and Contract Value................      11
    - Total and Partial Surrenders......................................      12
    - Benefit Payable on Death of Annuitant or Contract Owner...........      12
The Annuity Period......................................................      13
    - Annuity Commencement Date.........................................      13
    - Commencement of Annuity Payments..................................      13
    - Relationship Between Subaccount Investment Performance and Amount
      of Variable Annuity Payments......................................      13
    - Annuity Forms.....................................................      14
    - Death of Annuitant or Other Payee.................................      14
Charges and Deductions..................................................      14
    - Premium Taxes.....................................................      14
    - Charges Against the Variable Account..............................      14
    - Tax Charge........................................................      15
    - Surrender Charge..................................................      15
    - Miscellaneous.....................................................      15
    - Reduction of Charges..............................................      15
General Provisions......................................................      15
    - The Contracts.....................................................      15
    - Postponement of Payment...........................................      15
    - Misstatement of Age or Sex and Other Errors.......................      15
    - Assignment........................................................      16
    - Beneficiary.......................................................      16
    - Reports...........................................................      16
Rights Reserved By First Fortis.........................................      16
Distribution............................................................      16
Federal Tax Matters.....................................................      17
Further Information about First Fortis..................................      18
    - General...........................................................      19
    - Selected Financial Data...........................................      19
Management's Discussion and Analysis of Financial Condition and Results
 of Operations..........................................................      19
Directors and Executive Officers........................................      21
    - Executive Compensation............................................      22
    - Ownership of Securities...........................................      22
Voting Privileges.......................................................      22
Legal Matters...........................................................      23
Other Information.......................................................      23
Contents of Statement of Additional Information.........................      23
First Fortis Financial Statements.......................................      23
Appendix A--Sample Market Value Adjustment Calculations.................     A-1
Appendix B--Sample Death Benefit Calculations...........................     B-1
Appendix C--Explanation of Expense Calculations.........................     C-1

THE CONTRACTS ARE NOT AVAILABLE IN ALL STATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. FIRST FORTIS DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATION REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS WHICH IS NOT INCLUDED IN THIS PROSPECTUS, THE RELATED STATEMENT OF ADDITIONAL INFORMATION, OR ANY SUPPLEMENTS THERETO OR IN ANY SUPPLEMENTAL SALES MATERIAL AUTHORIZED BY FIRST FORTIS.

SPECIAL TERMS USED IN THIS PROSPECTUS

ACCUMULATION PERIOD             The  time  period under  a Contract  between the
                                Contract Issue Date and the Annuity Commencement
                                Date.
ACCUMULATION UNIT               A unit of measure  used to calculate a  Contract
                                Owner's  interest in the Variable Account during
                                the Accumulation Period.
ANNUITANT                       A person during whose life annuity payments  are
                                to be made by First Fortis under the Contract.
ANNUITY COMMENCEMENT DATE       The date on which the Annuity Period commences.
ANNUITY PERIOD                  The   time  period  following  the  Accumulation
                                Period, during which  annuity payments are  made
                                by First Fortis.
ANNUITY UNIT                    A unit of measurement used to calculate variable
                                annuity payments.
BENEFICIARY                     The  person entitled  to receive  benefits under
                                the terms of the Contract.
CASH SURRENDER VALUE            The amount  payable  to the  Contract  Owner  on
                                surrender  of the Contract  after all applicable
                                adjustments  and  deduction  of  all  applicable
                                charges.
CONTRACT ISSUE DATE             The date on which the Contract becomes effective
                                as shown on the Contract Data Page.
CONTRACT OWNER                  The  person or company  named in the application
                                for a Contract, who is entitled to exercise  all
                                rights  and  privileges of  ownership  under the
                                Contract during the Accumulation Period.
CONTRACT VALUE                  The sum  of  the  Fixed Account  Value  and  the
                                Variable Account Value.
FIXED ACCOUNT                   The name of the alternative under which purchase
                                payments  are allocated to First Fortis' General
                                Account.
FIXED ACCOUNT VALUE             The amount of  your Contract Value  which is  in
                                the Fixed Account.
FIXED ANNUITY OPTION            An  annuity  option  under  which  First  Fortis
                                promises to pay the Annuitant or any other payee
                                that you designate one or more fixed payments.
GENERAL ACCOUNT                 All assets of First  Fortis other than those  in
                                the  Variable Account,  and other  than those in
                                any other  legally segregated  separate  account
                                established by First Fortis.
GUARANTEED INTEREST RATE        The  rate  of  interest  we  credit  during  any
                                Guarantee Period, on an effective annual basis.
GUARANTEE PERIOD                The period for which a Guaranteed Interest  Rate
                                is credited.
HOME OFFICE                     Our   office  at  220  Salina  Meadows  Parkway,
                                Syracuse,  New   York   13220;   1-800-745-8248;
                                Mailing  address:  P.O.  Box  3249,  Syracuse NY
                                13220.
MARKET VALUE ADJUSTMENT         Positive or negative adjustment in Fixed Account
                                Value that we  make if  such value  is paid  out
                                more  than fifteen days before  or after the end
                                of a  Guarantee Period  in  which it  was  being
                                held.
NET PURCHASE PAYMENT            The  gross amount of a purchase payment less any
                                applicable premium taxes or similar governmental
                                assessments.
NON-QUALIFIED CONTRACTS         Contracts that do  not qualify  for the  special
                                federal   income  tax  treatment  applicable  in
                                connection with certain retirement plans.
PORTFOLIO                       Each separate  investment  portfolio  of  Series
                                Fund  eligible  for investment  by  the Variable
                                Account.
QUALIFIED CONTRACTS             Contracts that  are  qualified for  the  special
                                federal   income  tax  treatment  applicable  in
                                connection with certain retirement plans.
SERIES FUND                     Fortis  Series   Fund,  Inc.,   a   diversified,
                                open-end  management investment company in which
                                the Variable Account invests.
SEVEN YEAR ANNIVERSARY          The seventh  anniversary  of  a  Contract  Issue
                                Date, and each subsequent seventh anniversary of
                                that date.
SUBACCOUNTS                     The several Subaccounts of the Variable Account,
                                each  of which invests its assets in a different
                                Portfolio.
VALUATION DATE                  All business days  except, with  respect to  any
                                Subaccount,  days on which the related Portfolio
                                does  not  value  its  shares.  Generally,   the
                                Portfolios  value their  shares on  each day the
                                New York Stock Exchange is open.
VALUATION PERIOD                The period that starts  at the close of  regular
                                trading  on  the New  York  Stock Exchange  on a
                                Valuation Date and ends at the close of  regular
                                trading  on the exchange  on the next succeeding
                                Valuation Date.
VARIABLE ACCOUNT                The segregated  asset  account  referred  to  as
                                Separate   Account  A   of  First   Fortis  Life
                                Insurance Company  established  to  receive  and
                                invest purchase payments under Contracts.
VARIABLE ACCOUNT VALUE          The   amount  of  your  Contract  Value  in  the
                                Subaccounts of the Variable Account.
VARIABLE ANNUITY OPTION         An  annuity  option  under  which  First  Fortis
                                promises to pay the Annuitant or any other payee
                                chosen by you one or more payments which vary in
                                amount  in  accordance with  the  net investment
                                experience of  the Subaccounts  selected by  the
                                Annuitant.
WRITTEN REQUEST                 A written, signed and dated request, in form and
                                substance   satisfactory  to  First  Fortis  and
                                received at our Home Office.

INFORMATION CONCERNING FEES AND CHARGES

CONTRACT OWNER TRANSACTION CHARGES

Front-End Sales Charge Imposed on Purchases.................       0%
Maximum Surrender Charge for Sales Expenses.................       7%(1)

                                     SURRENDER CHARGE AS A
    NUMBER OF YEARS SINCE           PERCENTAGE OF PURCHASE
PURCHASE PAYMENT WAS CREDITED               PAYMENT
------------------------------      -----------------------
                   Less than 1                 7%
    At least 1 but less than 2                 6%
    At least 2 but less than 3                 5%
    At least 3 but less than 4                 4%
    At least 4 but less than 5                 3%
    At least 5 but less than 6                 2%
    At least 6 but less than 7                 1%
                     7 or more                 0%

       Other Surrender Fees.................................       0%
       Exchange Fee.........................................       0%

ANNUAL CONTRACT ADMINISTRATION CHARGE.......................  $    0

VARIABLE ACCOUNT ANNUAL EXPENSES
 (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

       Mortality and Expense Risk Charge....................     1.25%
       Variable Account Administrative Charge...............      .10%
                                                                  ---
         Total Variable Account Annual Expenses.............     1.35%

OPTIONAL VARIABLE ACCOUNT ANNUAL EXPENSES
 (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

       Enhanced Death Benefit Current Charge................      .15%

There is an Enhanced Death Benefit which can be selected at the time of application. The current charge is a mortality risk charge as set forth above and this change can be increased to a maximum of .30% of the average daily net assets of the Variable Account. (See "Charges Against the Variable Account--Enhanced Death Benefit Charge.") There are two sets of examples below. One set has been calculated with the current Enhanced Death Benefit Charge and the other set has been calculated without it.
------------------------
(1) This charge does not apply in certain cases such as partial surrenders each year of up to 10% of "new purchase payments" as defined under the heading "surrender charge," or payment of a death benefit.

MARKET VALUE ADJUSTMENT WITH RESPECT TO FIXED ACCOUNT

Surrenders and other withdrawals from the Fixed Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the Fixed Account Value. It is computed pursuant to a formula that is described in more detail under "Market Value Adjustment."

SERIES FUND ANNUAL EXPENSES (A)

                                                                                                                 GLOBAL
                                   MONEY    U.S. GOVERNMENT   DIVERSIFIED    GLOBAL     HIGH        ASSET         ASSET
                                  MARKET      SECURITIES         INCOME       BOND      YIELD    ALLOCATION    ALLOCATION     VALUE
                                  SERIES        SERIES           SERIES      SERIES    SERIES      SERIES        SERIES      SERIES
                                  -------   ---------------   ------------   -------   -------   -----------   -----------   -------
Investment Advisory and
 Management Fee.................
Other Expenses..................
Total Series Fund Operating
 Expenses.......................

                                  GROWTH &   S&P 500    BLUE CHIP    GROWTH    GLOBAL
                                   INCOME     INDEX       STOCK       STOCK    GROWTH    INTERNATIONAL     AGGRESSIVE
                                   SERIES     SERIES      SERIES     SERIES    SERIES     STOCK SERIES    GROWTH SERIES
                                  --------   --------   ----------   -------   -------   --------------   -------------
Investment Advisory and
 Management Fee.................
Other Expenses..................
Total Series Fund Operating
 Expenses.......................

------------------------------
(a)As a percentage of Series average net assets based on 1996 historical data.

EXAMPLES*

CALCULATED WITHOUT CURRENT ENHANCED DEATH BENEFIT CHARGE (SEE CHARGES AGAINST THE SEPARATE ACCOUNT--DEDUCTION FOR ENHANCED DEATH BENEFIT CHARGE)

If you SURRENDER your Contract in full at the end of any of the time periods shown below, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE
PORTFOLIO:                                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                    ------   -------   -------   --------
Money Market Series...............................
U.S. Government Securities Series.................
Diversified Income Series.........................
Global Bond Series................................
High Yield Series.................................
Asset Allocation Series...........................
Global Asset Allocation Series....................
Growth & Income Series............................
Growth Stock Series...............................
Global Growth Series..............................
Aggressive Growth Series..........................
International Stock Series........................
S&P 500 Index Series..............................
Blue Chip Stock Series............................
Value Series......................................

If you COMMENCE AN ANNUITY PAYMENT OPTION, or do NOT surrender your Contract or commence as annuity payment option, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE
PORTFOLIO:                                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                    ------   -------   -------   --------
Money Market Series...............................
U.S. Government Securities Series.................
Diversified Income Series.........................
Global Bond Series................................
High Yield Series.................................
Asset Allocation Series...........................
Global Asset Allocation Series....................
Growth & Income Series............................
Growth Stock Series...............................
Global Growth Series..............................
Aggressive Growth Series..........................
International Stock Series........................
S&P 500 Index Series..............................
Blue Chip Stock Series............................
Value Series......................................

------------------------

    * Does not include the effect of any Market Value Adjustment.

CALCULATED WITH CURRENT ENHANCED DEATH BENEFIT CHARGE (SEE CHARGES AGAINST THE SEPARATE ACCOUNT--DEDUCTION FOR ENHANCED DEATH BENEFIT CHARGE)

If you SURRENDER your Contract in full at the end of any of the time periods shown below, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE
PORTFOLIO:                                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                    ------   -------   -------   --------
Money Market Series...............................
U.S. Government Securities Series.................
Diversified Income Series.........................
Global Bond Series................................
High Yield Series.................................
Asset Allocation Series...........................
Global Asset Allocation Series....................
Growth & Income Series............................
Growth Stock Series...............................
Global Growth Series..............................
Aggressive Growth Series..........................
International Stock Series........................
S&P 500 Index Series..............................
Blue Chip Stock Series............................
Value Series......................................

If you COMMENCE AN ANNUITY PAYMENT OPTION, or do NOT surrender your Contract or commence as annuity payment option, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:

IF ALL AMOUNTS ARE INVESTED IN ONE
PORTFOLIO:                                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                    ------   -------   -------   --------
Money Market Series...............................
U.S. Government Securities Series.................
Diversified Income Series.........................
Global Bond Series................................
High Yield Series.................................
Asset Allocation Series...........................
Global Asset Allocation Series....................
Growth & Income Series............................
Growth Stock Series...............................
Global Growth Series..............................
Aggressive Growth Series..........................
International Stock Series........................
S&P 500 Index Series..............................
Blue Chip Stock Series............................
Value Series......................................

THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
                            ------------------------

The foregoing tables and examples are included to assist you in understanding the transaction and operating expenses imposed directly or indirectly under the Contracts and Series Fund. Amounts for state premium taxes or similar assessments will also be deducted, where applicable.

See Appendix C for an explanation of the calculation of the amounts set forth above.

SUMMARY OF CONTRACT FEATURES

The  following  summary  should  be  read  in  conjunction  with  the   detailed
information in this Prospectus.

The Contracts are designed to provide individuals with retirement benefits through the accumulation of Net Purchase Payments on a fixed or variable basis, and by the application of such accumulations to provide fixed or variable annuity payments.

"We," "our," and "us" mean First Fortis Life Insurance Company. "You" and "your" mean a reader of this Prospectus who is contemplating making purchase payments or taking any other action in connection with a Contract.

PURCHASE PAYMENTS

The initial purchase payment under a Contract must be at least $5,000 ($2,000 for a Contract pursuant to a qualified contract). Additional purchase payments under a Contract must be at least $1,000. See "Issuance of a Contract and Purchase Payments."

On the Contract Issue Date, the initial purchase payment is allocated, as specified by the Contract Owner in the Contract application, among one or more of the Subaccounts of the Variable Account, or to one or more of the Guarantee Periods in the Fixed Account, or to a combination thereof. Subsequent purchase payments are allocated in the same way, or pursuant to different allocation percentages that the Contract Owner may subsequently request In Writing.

VARIABLE ACCOUNT INVESTMENT OPTIONS

Each  of  the  Subaccounts  of  the Variable  Account  invests  in  shares  of a corresponding Portfolio of Series Fund. Contract Value in each of the Subaccounts of the Variable Account will vary to reflect the investment experience of each of the corresponding Portfolios, as well as deductions for certain charges.

Each Portfolio has a separate and distinct investment objective and is managed by Fortis Advisers, Inc or a subadviser of Fortis Advisers, Inc. A full description of the Portfolios and their investment objectives, policies, risks and expenses can be found in the current Prospectus for Series Fund, which accompanies this Prospectus, and Series Fund Statement of Additional Information which is available upon request.

FIXED ACCOUNT INVESTMENT OPTIONS

Any amount allocated by the Contract Owner to the Fixed Account earns a Guaranteed Interest Rate. The level of the Guaranteed Interest Rate depends on the length of the Guarantee Period selected by the Contract Owner. We currently make available ten different Guarantee Periods, ranging from one to ten years.

If amounts are transferred, surrendered or otherwise paid out more than fifteen days before or after the end of the applicable Guarantee Period, a Market Value Adjustment will be applied to increase or decrease the amount of Fixed Account Value that is paid out. Accordingly, the Market Value Adjustment can result in gains or losses to you.

For a more complete discussion of the Fixed Account investment options and the Market Value Adjustment, see "The Fixed Account."

TRANSFERS

During the Accumulation Period, you can transfer all or part of your Contract Value from one Subaccount to another or into the Fixed Account and, subject to any Market Value Adjustment, from one Guarantee Period to another or into a Subaccount. There is currently no charge for these transfers. We reserve the right to restrict the frequency of or otherwise condition, terminate, or impose charges upon, transfers from a Subaccount during the Accumulation Period. During the Annuity Period the person receiving annuity payments may make up to four transfers (but not from a Fixed Annuity Option) during each year of the Annuity Period. For a description of certain limitations on transfer rights, see "Allocations of Purchase Payments and Contract Value--Transfers."

TOTAL OR PARTIAL SURRENDERS

Subject to certain conditions, all or part of the Contract Value may be surrendered by the Contract Owner before the earlier of the Annuitant's death or the Annuity Commencement Date. Amounts surrendered may be subject to a surrender charge and, in addition, amounts surrendered from the Fixed Account may be subject to a Market Value Adjustment. See "Total and Partial Surrenders," "Surrender Charge" and "Market Value Adjustment." Particular attention should be paid to the tax implications of any surrender, including possible penalties for premature distributions. See "Federal Tax Matters."

ANNUITY PAYMENTS

The Contract provides several types of annuity benefits to Contract Owners or other persons they properly designate to receive such payments, including Fixed and Variable Annuity Options. The Contract Owner has considerable flexibility in choosing the Annuity Commencement Date. However, the tax implications of an Annuity Commencement Date must be carefully considered, including the possibility of penalties for commencing benefits either too soon or too late. See "Annuity Commencement Date," "Annuity Forms" and "Federal Tax Matters" in this Prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information.

DEATH BENEFIT

In the event that the Annuitant or Contract Owner dies prior to the Annuity Commencement Date, a death benefit is payable. See "Benefit Payable on Death of Annuitant or Contract Owner."

RIGHT TO EXAMINE THE CONTRACT

The Contract Owner can cancel a Contract by delivering or mailing it, together with a Written Request, to First Fortis' Home Office or to the sales representative through whom it was purchased, before the close of business on the tenth day after receipt of the Contract. If these items are sent by mail, properly addressed and postage prepaid, they will be deemed to be received by First Fortis on the date postmarked. First Fortis will pay you the then current Contract Value.

LIMITATIONS IMPOSED BY RETIREMENT PLANS AND EMPLOYERS

Certain rights you would otherwise have under a Contract may be limited by the terms of any applicable employee benefit plan. These limitations may restrict such things as total and partial surrenders, the amount or timing of purchase payments that may be made, when annuity payments must start and the type of annuity options that may be selected. Accordingly, you should familiarize yourself with these and all other aspects of any retirement plan in connection with which a Contract is issued.

The record owner of Contracts may be an employer (or the employer's designee) in connection with an employee benefit plan. In the latter cases, certain rights that a Contract Owner otherwise would have under a Contract may be reserved instead by the employer.

TAX IMPLICATIONS

The tax implications for Contract Owners or any other persons who may receive payments under a Contract, and those of any related employee benefit plan can be quite important. A brief discussion of some of these is set out under "Federal Tax Matters" in this Prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information, but such discussion is not comprehensive. Therefore, you should consider these matters carefully and consult a qualified tax adviser before making purchase payments or taking any other action in connection with a Contract or any related employee benefit plan. Failure to do so could result in serious adverse tax consequences which might otherwise have been avoided.

QUESTIONS AND OTHER COMMUNICATIONS

Any question about procedures of the Contract should be directed to your sales representative, or First Fortis' Home Office: P.O. Box 3249, Syracuse, NY 13220; 1-800-745-8248. Purchase payments and Written Requests should be mailed or delivered to the same Home Office address. All communications should include the Contract number, the Contract Owner's name and, if different, the Annuitant's name. The number for telephone transfers is 1-800-745-8248.
Any purchase payment or other communication, except a 10-day cancellation notice, is deemed received at First Fortis' Home Office on the actual date of receipt there in proper form unless received (1) after the close of regular trading on The New York Stock Exchange, or (2) on a date that is not a Valuation Date. In either of these two cases, the date of receipt will be deemed to be the next Valuation Date.

FINANCIAL AND PERFORMANCE INFORMATION

The information presented below reflects the Accumulation Unit Information for subaccounts of the Variable Account through December 31, 1996. Accumulation Units have been rounded to the nearest whole unit.

                                                U.S. GOV'T    DIVERSIFIED                                      ASSET
                                MONEY MARKET    SECURITIES       INCOME      GLOBAL BOND     HIGH YIELD     ALLOCATION
                                ------------   ------------   ------------   ------------   ------------   -------------
DECEMBER 31, 1996
Accumulation Units in Force...
Accumulation Unit Value.......
MAY 1, 1996*
Accumulation Unit Value.......

                                GLOBAL ASSET                    GROWTH &         S&P            BLUE          GLOBAL
                                 ALLOCATION       VALUE          INCOME          500            CHIP          GROWTH
                                ------------   ------------   ------------   ------------   ------------   ------------
DECEMBER 31, 1996
Accumulation Units in Force...                      --                            --             --
Accumulation Unit Value.......                      --                            --             --
MAY 1, 1996*
Accumulation Unit Value.......                       10.000                        10.000         10.000

                                               INTERNATIONAL   AGGRESSIVE
                                GROWTH STOCK      STOCK          GROWTH
                                -------------  ------------   ------------
DECEMBER 31, 1996
Accumulation Units in Force...
Accumulation Unit Value.......
MAY 1, 1996*
Accumulation Unit Value.......

----------------------------------------
* Accumulation Unit Value at date of initial registration effectiveness.

Audited financial statements of the Variable Account are included in the Statement of Additional Information.

Advertising and other sales materials may include yield and total return figures for the Subaccounts of the Variable Account. These figures are based on historical results and are not intended to indicate future performance. "Yield" is the income generated by an investment in the Subaccount over a period of time specified in the advertisement. This rate of return is assumed to be earned over a full year and is shown as a percentage of the investment. "Total return" is the total change in value of an investment in the Subaccount over a period of time specified in the advertisement. The rate of return shown would produce that change in value over the specified period, if compounded annually. Yield figures do not reflect the surrender charge and yield and total return figures do not reflect premium tax charges. This makes the performance shown more favorable.

Financial information concerning First Fortis is included in this Prospectus under "Further Information About First Fortis" and "First Fortis Financial Statements."

FIRST FORTIS LIFE INSURANCE COMPANY

First Fortis Life Insurance Company, the issuer of the Contracts, was founded in 1971. At the end of 1995, First Fortis had approximately $ billion of total life insurance in force. First Fortis is a New York corporation and is qualified to sell life insurance and annuity contracts in New York. First Fortis is a wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis AMEV and 50% by Fortis AG. Fortis, Inc. manages the United States operations for these two companies.

First Fortis is affiliated with the Fortis Financial Group, a joint effort by Fortis Benefits Insurance Company, Fortis Advisers, Inc., Fortis Investors, Inc., and Time Insurance Company, offering financial products through the management, marketing and servicing of mutual funds, annuities, life insurance and disability income products.

Fortis AMEV is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis AG is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis AMEV and Fortis AG have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim. The Fortis group of companies has assets in excess of $160 billion.

All of the guarantees and commitments under the Contracts are general obligations of First Fortis, regardless of whether the Contract Value has been allocated to the Separate Account or to the Fixed Account. None of First Fortis' affiliated companies has any legal obligation to back First Fortis' obligations under the Contracts.

THE VARIABLE ACCOUNT

The Variable Account, which is a segregated investment account of First Fortis, was established as Variable Account A by First Fortis pursuant to the insurance laws of New York as of October 1, 1993. Although the Variable Account is an integral part of First Fortis, the Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Assets in the Variable Account representing reserves and liabilities under Contracts and other variable annuity contracts issued by First Fortis will not be chargeable with liabilities arising out of any other business of First Fortis.

There are currently fifteen Subaccounts in the Variable Account. The assets in each Subaccount are invested exclusively in a distinct class (or series) of stock issued by Series Fund, each of which represents a separate investment Portfolio within Series Fund. Income and both realized and unrealized gains or losses from the assets of each Subaccount of the Variable Account are credited to or charged against that Subaccount without regard to income, gains or losses from any other

Subaccount of the Variable Account or arising out of any other business we may conduct. New Subaccounts may be added as new Portfolios are added to Series Fund and made available. Correspondingly, if any Portfolios are eliminated from Series Fund, Subaccounts may be eliminated from the Variable Account.

SERIES FUND

Series Fund is a "series" type of mutual fund which is registered with the Securities and Exchange Commission under the Investment Company Act of 1940. Series Fund has served as the investment medium for the Variable Account since the Variable Account commenced operations and has also served as the investment media of other variable accounts of an affiliated company since 1987.

First Fortis purchases and redeems Series Fund' shares for the Variable Account at their net asset value without the imposition of any sales or redemption charges. Such shares represent interests in the Portfolios of Series Fund available for investment by the Variable Account. Each Portfolio corresponds to one of the Subaccounts of the Variable Account. The assets of each Portfolio are separate from the others and each Portfolio operates as a separate investment portfolio whose performance has no effect on the investment performance of any other Portfolio.

Any dividend or capital gain distributions attributable to Contracts are automatically reinvested in shares of the Portfolio from which they are received at the Portfolio's net asset value on the date paid. Such dividends and distributions will have the effect of reducing the net asset value of each share of the corresponding Portfolio and increasing, by an equivalent value, the number of shares outstanding of the Portfolio. However, the value of your interest in the corresponding Subaccount will not change as a result of any such dividends and distributions.

The Portfolios of Series Fund available for investment by the Variable Account are the Money Market Series, the U.S. Government Securities Series, the Diversified Income Series, the Global Bond Series, the High Yield Series, the Asset Allocation Series, the Global Asset Allocation Series, the Growth & Income Series, the Growth Stock Series, the Global Growth Series, the International Stock Series and the Aggressive Growth Series. A full description of the Portfolios, their investment policies and restrictions, the charges, the risks attendant to investing in them, and other aspects of their operations is contained in the Prospectus for Series Fund accompanying this Prospectus and in the Statement of Additional Information for Series Fund referred to therein. Additional copies of these documents may be obtained from your sales representative or from our Home Office. The complete risk disclosure in the Prospectus for the Diversified Income Series and Asset Allocation Series should be read before selection of them for investment.

THE FIXED ACCOUNT

GUARANTEED INTEREST RATES/GUARANTEE PERIODS

Any amount allocated by the Contract Owner to the Fixed Account earns a Guaranteed Interest Rate commencing with the date of such allocation. This Guaranteed Interest Rate continues for a number of years (not to exceed ten) selected by the Contract Owner. At the end of this Guarantee Period, the Contract Owner's Contract Value in that Guarantee Period, including interest accrued thereon, will be allocated to a new Guarantee Period of the same length unless First Fortis has received a Written Request from the Contract Owner to allocate this amount to a different Guarantee Period or periods or to one or more of the Subaccounts. We must receive this Written Request at least three business days prior to the end of the Guarantee Period. The first day of the new Guarantee Period (or other reallocation) will be the day after the end of the prior Guarantee Period. We will notify the Contract Owner at least 45 days and not more than 60 days prior to the end of any Guarantee Period.

We currently make available ten different Guarantee Periods, ranging from one to ten years. Each Guarantee Period has its own Guaranteed Interest Rate, which may differ from those for other Guarantee Periods. From time to time we will, at our discretion, change the Guaranteed Interest Rate for future Guarantee Periods of various lengths. These changes will not affect the Guaranteed Interest Rates being paid on Guarantee Periods that have already commenced. Each allocation or transfer of an amount to a Guarantee Period commences the running of a new Guarantee Period with respect to that amount, which will earn a Guaranteed Interest Rate that will continue unchanged until the end of that period. The Guaranteed Interest Rate will never be less than an effective annual rate of 4%.

First Fortis declares the Guaranteed Interest Rates from time to time as market conditions dictate. First Fortis advises a Contract Owner of the Guaranteed Interest Rate for a chosen Guarantee Period at the time a purchase payment is received, a transfer is effectuated or a Guarantee Period is renewed.

First Fortis has no specific formula for establishing the Guaranteed Interest Rates for the Guarantee Periods. The rate may be influenced by, but not necessarily correspond to, interest rates generally available on the types of investments acquired with amounts allocated to the Guarantee Period. See "Investments by First Fortis." First Fortis in determining Guaranteed Interest Rates, may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales and administrative expenses borne by First Fortis, risks assumed by First Fortis, First Fortis' profitability objectives, and general economic trends.

FIRST FORTIS' MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED. FIRST FORTIS CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED INTEREST RATES IN EXCESS OF AN EFFECTIVE ANNUAL RATE OF 4%.

Information concerning the Guaranteed Interest Rates applicable to the various Guarantee Periods at any time may be obtained from our Home Office or from your sales representative.

MARKET VALUE ADJUSTMENT

If any Fixed Account Value is surrendered, transferred or otherwise paid out before the end of the Guarantee Period in which it is being held, a Market Value Adjustment will be applied. This generally includes amounts applied to an annuity option and amounts paid as a single sum in lieu of an annuity. However, NO Market Value Adjustment will be applied to amounts that are paid out during the period beginning fifteen days before and ending fifteen days after the end of a Guarantee Period in which it was being held or to amounts paid out as a death benefit.

The Market Value Adjustment may increase or decrease the amount of Fixed Account Value being withdrawn or transferred. The comparison of two Guaranteed Interest Rates determines whether the Market Value Adjustment produces an increase or a decrease. The first rate to compare is the Guaranteed Interest Rate for the amount being transferred or withdrawn. The second rate is the Guaranteed Interest Rate then being offered for new Guarantee Periods of the same duration as that remaining in the Guarantee Period from which the funds are being withdrawn or transferred. If the first rate exceeds the second by more than 1/4%, the Market Value Adjustment produces an increase. If the first rate does not exceed the second by at least 1/4%, the Market Value Adjustment produces a decrease. Sample calculations are shown in Appendix A.

The Market Value Adjustment will be determined by multiplying the amount being withdrawn or transferred from the Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

         1 + I           n / 12
      -----------               - 1
 (   1 + J + .0025   )

where,

    - I is the Guaranteed Interest Rate being credited to the amount being withdrawn from the existing Guarantee Period,

    - J is the Guaranteed Interest Rate then being offered for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years), and

    - N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

In the event that First Fortis discontinues offering a Guaranteed Interest Rate for a Guarantee Period, I and J will not be determined as described above. Instead they will be determined by use of the bond equivalent yield on the applicable U.S. Treasury Bill or Note ("the yield") as determined on either the 1st or the 15th of the applicable month as follows:

    - I will be equal to "the yield" at the beginning of the Guarantee Period and assuming a maturity equal to the length of the Guarantee Period at that time.

    - J will be equal to "the yield" at the time the Market Value Adjustment is being calculated and assuming a maturity equal to the length of the Guarantee Period remaining at that time.

INVESTMENTS BY FIRST FORTIS

Our obligations with respect to the Fixed Account are legal obligations of First Fortis and are supported by our General Account assets, which also support obligations incurred by us under other insurance and annuity contracts. Investments purchased with amounts allocated to the Fixed Account are the property of First Fortis, and Contract Owners have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our General Account and in the Fixed Account, and neither of such accounts is subject to registration under the Investment Company Act of 1940.

Amounts in the First Fortis General Account and the Fixed Account will be invested in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the General Account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. See "First Fortis Financial Statements" for information on First Fortis' investments. Investment management for amounts in the General Account and in the Fixed Account is provided to First Fortis by Fortis Advisers, Inc.

First Fortis intends to consider the return available on the instruments in which it intends to invest amounts allocated to the Fixed Account when it establishes Guaranteed Interest Rates. Such return is only one of many factors considered in establishing the Guaranteed Interest Rates. See "Guaranteed Interest Rates/Guarantee Periods."

First Fortis expects that amounts allocated to the Fixed Account generally will be invested in debt instruments that approximately match First Fortis' liabilities with regard to the Guarantee Periods. First Fortis expects that these will include primarily the following types of debt instruments: (1)
securities issued by the United States Government or its agencies or instrumentalities, which securities may or may not be guaranteed by the United States Government; (2) debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service; (3) other debt instruments including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations although not rated by Moody's or Standard & Poor's, are deemed by First Fortis to have an investment quality comparable to securities which may be purchased as stated above; and (4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate. Notwithstanding the foregoing, First Fortis is not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws and regulations. See "Regulation and Reserves."

ACCUMULATION PERIOD

ISSUANCE OF A CONTRACT AND PURCHASE PAYMENTS

First Fortis reserves the right to reject any application for a Contract for any reason. If the application can be accepted in the form received, the initial purchase payment will be credited within two Valuation Dates after the later of receipt of the application or receipt of the initial purchase payment at First Fortis' Home Office. If the initial purchase payment cannot be credited within five Valuation Dates after receipt because the application or other issuing requirements are incomplete, the initial purchase payment will be returned unless the applicant consents to our retaining the initial purchase payment and crediting it as of the end of the Valuation Period in which the necessary requirements are fulfilled. Despite the consent of the applicant, if the initial purchase payment still cannot be credited within thirty Valuation Dates after receipt because the application or issuing instructions are incomplete, the initial purchase payment will be returned to the applicant. The initial purchase payment under a Contract must be at least $5,000 ($2,000 for a Contract issued pursuant to a qualified plan).

The date that the initial purchase payment is applied to the purchase of the Contract is also the Contract Issue Date. The Contract Issue Date is the date used to determine Contract years, regardless of when the Contract is delivered. The crediting of investment experience in the Variable Account, or a fixed rate of return in the Fixed Account, begins as of the Contract Issue Date.

The Contract Owner may make additional purchase payments at any time after the Contract Issue Date and prior to the Annuity Commencement Date, as long as the Annuitant is living. Purchase payments (together with any required information identifying the proper Contracts and account to be credited with purchase payments) must be transmitted to our Home Office. Additional purchase payments are credited to the Contract and added to the Contract Value as of the end of the Valuation Period in which they are received in good order.

Each additional purchase payment under a Contract must be at least $1,000. The total of all purchase payments for all First Fortis annuities having the same owner or participant, or annuitant, may not exceed $1 million (not more than $500,000 allocated to the Fixed Account) without First Fortis' prior approval, and we reserve the right to modify this limitation at any time.

Purchase payments in excess of the initial minimum may be made by monthly draft against the bank account of any Contract Owner who has completed and returned to us a special "Thrift-O-Matic" authorization form that may be obtained from your sales representative or from our Home Office. Arrangements can also be made for purchase payments by wire transfer, payroll deduction, military allotment, direct deposit and billing. Purchase payments by check should be made payable to First Fortis Life Insurance Company.

If the Contract Value is less than $1,000, we may cancel the Contract on any Valuation Date. We will notify the Contract Owner at least 90 days in advance of our intention to cancel the Contract. Upon such cancellation we will pay the Contract Owner the full Contract Value.

CONTRACT VALUE

Contract Value is the total of any Variable Account Value in all the Subaccounts of the Variable Account pursuant to the Contract, plus any Fixed Account Value in all the Guarantee Periods.

There is no guaranteed minimum Variable Account Value. To the extent Contract Value is allocated to the Variable Account, you bear the entire investment risk.

DETERMINATION OF VARIABLE ACCOUNT VALUE. A Contract's Variable Account Value is based on Accumulation Unit values, which are determined on each Valuation Date. The value of an Accumulation Unit for a Subaccount on any Valuation Date is equal to the previous value of that Subaccount's Accumulation Unit multiplied by that Subaccount's net investment factor (discussed directly below) for the Valuation Period ending on that Valuation Date. At the end of any Valuation Period, a Contract's Variable Account Value in a Subaccount is equal to the number of Accumulation Units in the Subaccount times the value of one Accumulation Unit for that Subaccount.

The number of Accumulation Units in each Subaccount is equal to:

    - Accumulation Units purchased at the time that any Net Purchase Payments or transferred amounts are allocated to the Subaccount; less

    - Accumulation Units redeemed to pay for the portion of any transfers from or partial surrenders allocated to the Subaccount; less

    - Accumulation Units redeemed to pay charges under the Contract.

NET INVESTMENT FACTOR. If a Subaccount's net investment factor is greater than one, the Subaccount's Accumulation Unit value has increased. If the net investment factor is less than one, the Subaccount's Accumulation Unit value has decreased. The net investment factor for a Subaccount is determined by dividing
(1) the net asset value per share of the Portfolio shares held by the Subaccount, determined at the end of the current Valuation Period, plus the per share amount of any dividend or capital gains distribution made with respect to the Portfolio shares held by the Subaccount during the current Valuation Period, minus a per share charge for the increase, plus a per share credit for the decrease, in any income taxes assessed which we determine to have resulted from the investment operation of the subaccount or any other taxes which are attributable to this Contract, by (2) the net asset value per share of the Portfolio shares held in the Subaccount as determined at the end of the previous Valuation Period, and subtracting from that result a factor representing the mortality risk, expense risk and administrative expense charge.

DETERMINATION OF FIXED ACCOUNT VALUE. A Contract's Fixed Account Value is guaranteed by First Fortis. Therefore, First Fortis bears the investment risk with respect to amounts allocated to the Fixed Account, except to the extent that (a) First Fortis may vary the Guaranteed Interest Rate for future Guarantee Periods (subject to the 4% effective annual minimum) and (b) the Market Value Adjustment imposes investment risks on the Contract Owner.

The Contract's Fixed Account Value on any Valuation Date is the sum of its Fixed Account Values in each Guarantee Period on that date. The Fixed Account Value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable Guaranteed Interest Rate:

    - The amount of Net Purchase Payments or transferred amounts allocated to the Guarantee Period; less

    - The amount of any transfers or surrenders out of the Guarantee Period.

ALLOCATION OF PURCHASE PAYMENTS AND CONTRACT VALUE

ALLOCATION OF PURCHASE PAYMENTS. In the application for a Contract, the Contract Owner can allocate Net Purchase Payments, or portions thereof, to the available Subaccounts of the Variable Account or to the Guarantee Periods in the Fixed Account, or a combination thereof. Percentages must be in whole numbers and the total allocation must equal 100%. The percentage allocations for future Net Purchase Payments may be changed, without charge, at any time by sending a Written Request to First Fortis' Home Office. Changes in the allocation of future Net Purchase Payments will be effective on the date we receive the Contract Owner's Written Request.

TRANSFERS. Transfers of Contract Value from one available Subaccount to another or into the Fixed Account, or from one Guarantee Period to another or to the Subaccount, can be made by the Contract Owner in Written Request to First Fortis' Home Office, or by telephone transfer as described below. There is no charge for any transfer, although transfers from a Guarantee Period that are more than 15 days before or after the expiration thereof are subject to a Market Value Adjustment. See "Market Value Adjustment." The minimum transfer from a Subaccount or Guarantee Period is the lesser of $1,000 or all of the Contract Value in the Subaccount or Guarantee Period. Irrespective of the above we may permit a continuing request for transfers of lesser specified amounts automatically on a periodic basis. We will count all transfers between and among the Subaccounts of the Variable Account and the Fixed Account as one transfer, if all the transfer requests are made at the same time as part of one request. We will execute the transfers and determine all values in connection with transfers as of the end of the Valuation Period in which we receive the transfer request. The amount of any positive or negative Market Value Adjustment, respectively, will be added to or deducted from the transferred amount.

At the time an application for a Contract is completed, or at any subsequent time, you may complete the Telephone Transfer Authorization Form. We will honor telephone transfer instructions from any person who provides the correct identifying information. First Fortis will not be responsible for, and you will bear the risk of loss from, oral instructions, including fraudulent instructions which are reasonably believed to be genuine. We will employ reasonable procedures to confirm that telephone instructions are genuine, but if such procedures are not deemed reasonable, we may be liable for any losses due to unauthorized or fraudulent instructions. Our procedures are to verify address and social security number, tape record the telephone call, and provide written confirmation of the transaction. We may modify or terminate our telephone transfer procedures at any time. The number for telephone transfers is 1-800-745-8248.

Certain restrictions on very substantial investments in any one Subaccount are set forth under "Limitations on Allocations" in the Statement of Additional Information.

TOTAL AND PARTIAL SURRENDERS

TOTAL SURRENDERS. The Contract Owner may surrender all of the Cash Surrender Value at any time during the life of the Annuitant and prior to the Annuity
Commencement Date by a Written Request sent to First Fortis' Home Office. We reserve the right to require that the Contract be returned to us prior to making payment, although this will not affect our determination of the amount of the Cash Surrender Value. Cash Surrender Value is the Contract Value at the end of the Valuation Period during which the Written Request for the total surrender is received by First Fortis at its Home Office, less any applicable surrender charge and after any Market Value Adjustment. See "Surrender Charge" and "Market Value Adjustment."

The written consent of all collateral assignees and irrevocable beneficiaries must be obtained prior to any total surrender. Surrenders from the Variable Account will generally be paid within seven days of the date of receipt by First Fortis' Home Office of the Written Request. Postponement of payments may occur, however, in certain circumstances. See "Postponement of Payment."

The amount paid upon total surrender of the Cash Surrender Value (taking into account any prior partial surrenders) may be more or less than the total Net Purchase Payments made. After a surrender of the Cash Surrender Value or at any time the Contract Value is zero, all rights of the Contract Owner, Annuitant, or any other person will terminate.

PARTIAL SURRENDERS. At any time prior to the Annuity Commencement Date and during the lifetime of the Annuitant, the Contract Owner may surrender a portion of the Fixed Account Value and/or the Variable Account Value by sending to First Fortis' Home Office a Written Request. We will not accept a partial surrender request unless the net proceeds payable to you as a result of the request are at least $1,000. If the total Contract Value in both the Variable Account and Fixed Account would be less than $1,000 after the partial surrender, First Fortis will surrender the entire Cash Surrender Value under the Contract.

In order for a request to be processed, the Contract Owner must specify from which Subaccounts of the Variable Account or Guarantee Periods of the Fixed Account a partial surrender should be made.

We will surrender Accumulation Units from the Variable Account and/ or dollar amounts from the Fixed Account so that the total amount of the partial surrender equals the dollar amount of the partial surrender request. The amount payable to the Contract Owner will be reduced by any applicable surrender charge and any negative Market Value Adjustment, or increased by any positive Market Value Adjustment. The partial surrender will be effective at the end of the Valuation Period in which First Fortis receives the Written Request for partial surrender at its Home Office. Payments will generally be made within seven days of the effective date of such request, although certain delays are permitted. See "Postponement of Payment."

The Internal Revenue Code provides that a penalty tax will be imposed on certain premature surrenders. For a discussion of this and other tax implications of total and partial surrenders, including withholding requirements, see "Federal Tax Matters." Also, under tax deferred annuity, Contracts pursuant to Section 403(b) of the Internal Revenue Code, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events:
attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

BENEFIT PAYABLE ON DEATH OF ANNUITANT OR CONTRACT OWNER

If the Annuitant or Contract Owner dies prior to the Annuity Commencement Date, a death benefit will be paid. If more than one Annuitant has been named, the death benefit payable upon the death of an Annuitant will only be paid upon the death of the last survivor of the persons so named. The death benefit will equal the greater of:

    (1) the sum of all Net Purchase Payments made (less all prior surrenders and previously-imposed surrender charges and prior negative Market Value Adjustments),

    (2) the Contract Value as of the date used for valuing the death benefit, or

    (3) the Contract Value (less the amount of any subsequent surrenders and surrender charges and negative Market Value Adjustments in connection therewith), as of the Contract's Seven Year Anniversary immediately preceding the earlier of a) the date of death of either the Contract Owner or Annuitant or b) the date either first reaches his or her 75th birthday. (See Appendix B for Sample Death Benefit Calculations).

ENHANCED DEATH BENEFIT. If the Contract Owner selects the Enhanced Death Benefit and the Annuitant or a Contract Owner dies prior to the Annuity Commencement Date, the death benefit will equal the greater of (1), (2) and (3) as follows:

    (1) (a) If a Contract Owner or the Annuitant dies before the date any Contract Owner or Annuitant first reaches age 75, the accumulation of Net Purchase Payments made less all prior surrenders and less any applicable prior negative Market Value Adjustments less previously imposed surrender charges at an effective annual rate of 3.0%. This amount may not exceed a maximum of two times the following: Net Purchase Payments made less all prior surrenders and less any applicable prior negative Market Value Adjustments and less previously imposed surrender charges. This amount is referred to as the "roll-up amount."

                                           or

    (1) (b) If the Annuitant or a Contract Owner dies on or after the date any Contract Owner or Annuitant first reaches age 75, the roll-up amount as of the date that a Contract Owner or Annuitant first reaches age 75 plus subsequent Net Purchase Payments made, less subsequent surrenders and any subsequent negative Market Value Adjustments and less subsequently imposed surrender charges.

                                          and

    (2) The Contract Value as of the date used for valuing the death benefit.

                                          and

    (3) The Contract Value (less the amount of any subsequent surrenders and surrender charges and negative Market Value Adjustments in connection therewith), as of the Contract's Seven Year Anniversary immediately preceding the earlier of a) the date of death of either the Contract Owner or Annuitant or b) the date either first reaches his or her 75th birthday. (See Appendix B for Sample Death Benefit Calculations.)

The value of the death benefit is determined as of the end of the Valuation Period in which we receive, at our Home Office, proof of death and the written request as to the manner of payment. Upon receipt of these items, the death benefit generally will be paid within seven days. Under certain circumstances, payment of the death benefit may be postponed. See "Postponement of Payment." If we do not receive a Written Request for a settlement method, we will pay the death benefit in a single sum, based on values determined at that time.

The person entitled to the death benefit under the terms of the Contract may (a) receive a single sum payment, which terminates the Contract, or (b) select an annuity option. If the death benefit payee selects an annuity option, he or she will have all the rights and privileges of a payee under the Contract. If the death benefit payee desires an Annuity option, the election should be made within 60 days of the date the death benefit becomes payable. Failure to make a timely election can result in unfavorable tax consequences. For further information, see "Federal Tax Matters."

We accept any of the following as proof of death: a copy of a certified death certificate; a copy of a certified decree of a court of competent jurisdiction as to the finding of death; or a written statement by a medical doctor who attended the deceased at the time of death.

If the Contract Owner dies before the Annuitant and before the Annuity Commencement Date with respect to a Non-Qualified Contract certain additional requirements are mandated by the Internal Revenue Code, which are discussed below under "Federal Tax Matters-- Required Distributions for Non-Qualified Contracts." It is imperative that Written Notice of the death of the Contract Owner be promptly transmitted to First Fortis at its Home Office, so that arrangements can be made for distribution of the entire interest in the Contract Owner in a manner that satisfies the Internal Revenue Code requirements. Failure to satisfy these requirements may result in the Contract Owner not being treated as an annuity contract for federal income tax purposes, which could have adverse tax consequences.

THE ANNUITY PERIOD

ANNUITY COMMENCEMENT DATE

The Contract Owner may specify an Annuity Commencement Date in the application not later than the Annuitant's 90th birthday. The Annuity Commencement Date marks the beginning of the period during which an Annuitant or other payee designated by the Contract Owner receives annuity payments under the Contract.
We may not permit an Annuity Commencement Date which is on or after the Annuitant's 75th birthday, and you should consult your sales representative in this regard. The Annuity Commencement Date must be at least two years after the Contract Issue Date.

Depending on the type of retirement arrangement involved, amounts that are distributed either too soon or too late may be subject to penalty taxes under the Internal Revenue Code. See "Federal Tax Matters." You should consider this carefully in selecting or changing an Annuity Commencement Date.

In order to advance or defer the Annuity Commencement Date, the Contract Owner must submit a Written Request during the Annuitant's lifetime. The request must be received at our Home Office at least 30 days before the then-scheduled Annuity Commencement Date. The new Annuity Commencement Date must also be at least 30 days after the Written Request is received. There is no right to make any total or partial surrender during the Annuity Period.

COMMENCEMENT OF ANNUITY PAYMENTS

If the Contract Value at the end of the Valuation Period which contains the Annuity Commencement Date is less than $1,000, we may pay the entire Contract Value, without the imposition of any charges other than the premium tax charge, if applicable, in a single sum payment to the Annuitant or other payee chosen by the Contract Owner and cancel the Contract.

Otherwise, First Fortis will apply (1) the Fixed Account Value to provide a Fixed Annuity Option and (2) the Variable Account Value in any Subaccount to provide a Variable Annuity Option using the same Subaccount, unless the Contract Owner has notified us by Written Request to apply the Fixed Account Value and Variable Account Value in different proportions. Any such Written Request must be received by us at our Home Office at least 30 days before the Annuity Commencement Date.

Annuity payments under a Fixed or Variable Annuity Option will be made on a monthly basis to the Annuitant or other properly-designated payee, unless we agree to a different payment schedule. If more than one person is named as an Annuitant, the Contract Owner may elect to name one of such persons to be the sole Annuitant as of the Annuity Commencement Date. We reserve the right to change the frequency of any annuity payment so that each payment will be at least $50. There is no right to make any total or partial surrender during the Annuity Period.

The amount of each annuity payment will depend on the amount of Contract Value applied to an annuity option, the form of annuity selected and the age of the Annuitant. Information concerning the relationship between the Annuitant's sex and the amount of annuity payments, including special requirements in connection with employee benefits plans, is set forth under "Calculations of Annuity Payments" in the Statement of Additional Information. The Statement of Additional Information also contains detailed information about how the amount of each annuity payment is computed.

The dollar amount of any fixed annuity payments is specified during the entire period of annuity payments according to the provisions of the annuity form selected. The dollar amount of variable annuity payments varies during the annuity period based on changes in Annuity Unit Values for the Subaccounts that you choose to use in connection with your payments.

RELATIONSHIP BETWEEN SUBACCOUNT INVESTMENT PERFORMANCE AND AMOUNT OF VARIABLE ANNUITY PAYMENTS

If a Subaccount on which a variable annuity payment is based has an average effective net investment return higher than 4% per annum during the period between two such annuity payments, the Annuity Unit Value will increase, and the second payment will be higher than the first. Conversely, if the Subaccount's average effective net investment return over the period between the annuity payments is less than 4% per annum, the Annuity Unit Value will decrease, and the second payment will be lower than the first. "Net investment return," for this purpose, refers to the Subaccount's overall investment performance, net of the mortality and expense risk and administrative expense charges, which are assessed at a nominal aggregate annual rate of 1.35%. We guarantee that the amount of each variable annuity payment after the first payment will not be affected by variations in our mortality experience or our expenses.

TRANSFERS. During the Annuity Period, the person receiving annuity payments may make up to four transfers a year among Subaccounts. The current procedures for and conditions on these transfers are the same as described above under "Allocation of Purchase Payments and Contract Value--Transfers." Transfers from a Fixed Annuity Option are not permitted during the Annuity Period.

ANNUITY FORMS

The Contract Owner may select an annuity form or change a previous selection by Written Request, which must be received by us at least 30 days before the Annuity Commencement Date. One annuity form may be selected, although as discussed above, payments under that form may be received on a combination fixed and variable basis. If no annuity form selection is in effect on the Annuity Commencement Date, in most cases we automatically apply Option B (described below), with payments guaranteed for 10 years. If the Contract is issued under certain retirement plans, however, federal pension law may require any default payments that payments be made pursuant to plan provisions and/or federal law. Tax laws and regulations may impose further restrictions to assure that the primary purpose of the plan is distribution of the accumulated funds to the employee.

The following options are available for fixed annuity payments and for variable annuity payments.

OPTION A, LIFE ANNUITY. Payments are made as of the first Valuation Date of each monthly period during the Annuitant's life, starting with the Annuity Commencement Date. No payments will be made after the Annuitant dies. It is possible for the payee to receive only one payment under this option, if the Annuitant dies before the second payment is due.

OPTION B, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS TO 20 YEARS. Payments are made as of the first Valuation Date of each monthly period starting on the Annuity Commencement Date. Payments will continue as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will continue installments of the guaranteed payments to the Beneficiary.

OPTION C, JOINT AND FULL SURVIVOR ANNUITY. Payments are made as of the first Valuation Date of each monthly period starting with the Annuity Commencement Date. Payments will continue as long as either the Annuitant or the joint Annuitant is alive. Payments will stop when both the Annuitant and the joint Annuitant have died. It is possible for the payee or payees under this option to receive only one payment, if both Annuitants die before the second payment is due.

OPTION D, JOINT AND ONE-HALF CONTINGENT SURVIVOR ANNUITY. Payments are made as of the first Valuation Date of each monthly period starting with the Annuity Commencement Date. Payments will continue as long as either the Annuitant or the joint Annuitant is alive. If the Annuitant dies first, payments will continue to the joint Annuitant at one-half the original amount. If the joint Annuitant dies first, payments will continue to the Annuitant at the original full amount. Payments will stop when both the Annuitant and the joint Annuitant have died. It is possible for the payee or payees under this option to receive only one payment if both Annuitants die before the second payment is due.

We also have other annuity forms available and information about them can be obtained from your sales representative or by calling or writing to our Home Office.

DEATH OF ANNUITANT OR OTHER PAYEE

Under most annuity forms offered by First Fortis, the amounts, if any, payable on the death of the Annuitant during the Annuity Period are the continuation of annuity payments for any remaining guarantee period or for the life of any joint Annuitant. In all such cases, the person entitled to receive payments also receives any rights and privileges under the annuity form in effect.

Additional rules applicable to such distributions under Non-Qualified Contracts are described under "Federal Tax Matters--Required Distributions for Non-Qualified Contracts." Though the rules there described do not apply to Contracts issued in connection with qualified plans, similar rules apply to the plans themselves.

CHARGES AND DEDUCTIONS

PREMIUM TAXES

First Fortis will deduct a charge for state premium taxes or similar assessments from the Contract Value at the time that annuity payments begin. The charge will be deducted on a pro-rata basis from the then-current Fixed Account Value and, by redemption of Accumulation Units, the then-current Variable Account Value in each Subaccount.

Applicable premium tax rates depend upon the Contract Owner's then-current place
of  residence.  Applicable   rates  are  subject   to  change  by   legislation,
administrative interpretations or judicial acts.

CHARGES AGAINST THE VARIABLE ACCOUNT

MORTALITY AND EXPENSE RISK CHARGE. We will assess each Subaccount of the Variable Account with a daily charge for mortality and expense risk at a nominal annual rate of 1.25% of the average daily net assets of the Variable Account (consisting of approximately .8% for mortality risk and approximately .45% for expense risk). This charge is assessed during both the Accumulation Period and the Annuity Period. We guarantee not to increase this charge for the duration of the Contract.

The mortality risk borne by First Fortis arises from its obligation to make annuity payments (determined in accordance with the annuity tables and other provisions contained in the Contract) for the full life of all Annuitants regardless of how long all Annuitants or any individual Annuitant might live. In addition, First Fortis bears a mortality risk in that it guarantees to pay a death benefit upon the death of an Annuitant or Contract Owner prior to the Annuity Commencement Date. No surrender charge is imposed upon the payment of a death benefit, which places a further mortality risk on First Fortis.

The expense risk assumed is that actual expenses incurred in connection with issuing and administering the Contract will exceed the limits on administrative charges set in the Contract.

If the administrative charges and the mortality and expense risk charge are insufficient to cover the expenses and costs assumed, the loss will be borne by First Fortis. Conversely, if the amount deducted proves more than sufficient, the excess will be profit to First Fortis.

ADMINISTRATIVE EXPENSE CHARGE. We will assess each Subaccount of the Variable Account with a daily charge at an annual rate of .10% of the average daily net assets of the Subaccount. This charge is imposed during both the Accumulation Period and the Annuity Period. This charge is to help cover administrative costs such as those incurred in issuing Contracts, establishing and maintaining the records relating to Contracts, making regulatory filings and furnishing confirmation notices, voting materials and other communications, providing computer, actuarial and accounting services, and processing Contract transactions. There is no necessary relationship between the amount of administrative charges imposed on a given Contract and the amount of expenses actually attributable to that Contract.

ENHANCED DEATH BENEFIT CHARGE. If the Enhanced Death Benefit is elected, we will assess the Subaccounts of the Variable Account in which the Contract has allocations to with an additional charge for the mortality risk associated with the Enhanced Death Benefit at a nominal annual current rate of .15% of the average daily net assets of the

Subaccounts. This charge is assessed only during the Accumulation Period and not during the Annuity Period. The amount of the current charge is based upon First Fortis' expectations of its future experience of its future costs in providing this benefit. First Fortis reserves the right to increase the amount of the charge to an amount not in excess of .30% of the average daily net assets of the Subaccounts. (See "Benefit Payable on Death of Annuitant or Participant--Enhanced Death Benefit.")

TAX CHARGE

We currently impose no charge for taxes payable by us in connection with the Contract, other than for premium taxes and similar assessments when applicable. We reserve the right to impose a charge for any other taxes that may become payable by us in the future in connection with the Contracts or the Separate Account.

The annual administrative charge and charges against the Variable Account described above are for the purposes described and First Fortis may receive a profit as a result of these charges.

SURRENDER CHARGE

No sales charge is collected or deducted at the time Net Purchase Payments are applied under a Contract. A surrender charge will be assessed on certain total or partial surrenders. The amounts obtained from the surrender charge will be used to partially defray expenses incurred in the sale of the Contracts, including commissions and other promotional or distribution expenses associated with the marketing of the Contracts, and costs associated with the printing and distribution of prospectuses and sales material.

FREE SURRENDERS. The following amounts can be withdrawn from the Contract without a surrender charge:

    - Any purchase payments received by us more than seven years prior to the surrender date and that have not been previously surrendered;

    - Any earnings that have not been previously surrendered;

    - In any contract year, up to 10% of the purchase payments received by us less than seven years prior to the surrender date (whether or not the purchase payments have been previously surrendered).

Earnings are deemed to be withdrawn first. After all earnings have been withdrawn, all purchase payments not subject to a surrender charge are deemed to be withdrawn prior to purchase payments which are still subject to a surrender charge.

No surrender charge is imposed on annuitization (or payment of a single sum because less than the minimum required Contract Value is available to provide an annuity at the Annuity Commencement Date). Nor is the surrender charge deducted from the payment of any benefit upon the death of an Annuitant or Contract Owner.

In addition, we have an administrative policy to waive surrender charges for full surrenders of Contracts that have been in force for at least ten years provided that the amount then subject to the surrender charge is less than 25% of the Contract Value. Since the Contracts have only been offered since 1994, no such waivers have yet been made. We reserve the right to change or terminate this practice at any time, both for new and for previously issued Contracts.

AMOUNT OF SURRENDER CHARGE. Surrender charges apply only if the amount being withdrawn exceeds the sum of the amounts listed above under Free Surrenders (that is, if the amount being withdrawn includes purchase payments made less than seven years prior to the surrender date). The surrender charges are:

       NUMBER OF YEARS           SURRENDER CHARGE
        SINCE PURCHASE          AS A PERCENTAGE OF
     PAYMENT WAS CREDITED        PURCHASE PAYMENT
------------------------------  ------------------
         Less than 1                     7%
  At least 1 but less than 2             6%
  At least 2 but less than 3             5%
  At least 3 but less than 4             4%
  At least 4 but less than 5             3%
  At least 5 but less than 6             2%
  At least 6 but less than 7             1%
          7 or more                      0%

We anticipate the surrender charge will not be sufficient to cover our distribution expenses. To the extent that the surrender charge is insufficient to cover the actual costs of distribution, such costs will be paid from First Fortis' General Account assets, which will include profit, if any, derived from the mortality and expense risk charge.

MISCELLANEOUS

Because the Variable Account invests in shares of the Portfolios of Series Fund, the net assets of the Variable Account will reflect the investment advisory fees and certain other expenses incurred by the Portfolios that are described in the prospectus for Series Fund.

REDUCTION OF CHARGES

No  surrender  charge will  be imposed  under  any Contract  owned by  (A) First
Fortis, and the following persons associated with First Fortis, if at the Contract Issue date they are: (1) officers and directors; (2) employees; or (3) spouses of any such persons or any of such persons' children.

GENERAL PROVISIONS

THE CONTRACTS

The Contract, copies of any applications, amendments, riders, or endorsements attached to the Contract and copies of any supplemental applications, amendments, endorsements, or revised Contract pages which are mailed to you are the entire Contract. Only an officer of First Fortis can agree to change or waive any provisions of a Contract. Any change or waiver must be in writing and signed by an officer of First Fortis. The Contracts are non-participating and do not share in dividends or earnings of First Fortis.

POSTPONEMENT OF PAYMENT

First Fortis may defer for up to 15 days the payment of any amount attributable to a purchase payment made by check to allow the check reasonable time to clear. For a description of other circumstances in which amounts payable out of Variable Account assets could be deferred, see "Postponement of Payments" in the Statement of Additional Information. First Fortis may also defer payment of surrender proceeds payable out of the Fixed Account for a period of up to 6 months.

MISSTATEMENT OF AGE OR SEX AND OTHER ERRORS

If the age or sex of the Annuitant has been misstated, any amount payable will be that which the purchase payments paid would have purchased at the correct age and sex. If we have made any overpayments because of incorrect information about age or sex, or any other miscalculation, First Fortis will deduct the overpayment from the next payment or payments due. We add underpayments to the next payment. The amount of any adjustment will be credited or charged with interest at the effective annual rate of 4% per year.

ASSIGNMENT

Rights and interests under a Qualified Contract may be assigned only in certain narrow circumstances referred to in the Contract. Contract Owners and other payees may assign their rights and interests under Non-Qualified Contracts, including their ownership rights.

We take no responsibility for the validity of any assignment. A change in ownership rights must be made in writing and a copy must be sent to First Fortis' Home Office. The change will be effective on the date it was made, although we are not bound by a change until the date we record it. The rights under a Contract are subject to any assignment of record at the Home Office of First Fortis. An assignment or pledge of a Contract may have adverse tax consequences. See below under "Federal Tax Matters."

BENEFICIARY

Before the Annuity Commencement Date and while the Annuitant is living, the Contract Owner may name or change a beneficiary or a contingent beneficiary by sending a Written Request of the change to First Fortis. Under certain retirement programs, however, spousal consent may be required to name or change a beneficiary, and the right to name a beneficiary other than the spouse may be subject to applicable tax laws and regulations. We are not responsible for the validity of any change. A change will take effect as of the date it is signed but will not affect any payments we make or action we take before receiving the Written Request. We also need the consent of any irrevocably named person before making a requested change.

In the event of the death of a Contract Owner or Annuitant prior to the Annuity Commencement date the Beneficiary will be determined as follows:

    - If upon the death of a Contract Owner there is one or more surviving Contract Owners, the surviving Contract Owner(s) will be the beneficiary (these override any other beneficiary designations).

    - If upon the death of a Contract Owner there are no surviving Contract Owners, and upon the death of the Annuitant, the Beneficiary will be the beneficiary designated by the Contract Owner. If there is no surviving beneficiary who has been designated by the Contract Owner, then the Contract Owner, or the Contract Owner's estate, will be the Beneficiary.

REPORTS

We will mail to the Contract Owner (or to the person receiving payments during the annuity period), at the last known address of record, any reports and communications required by any applicable law or regulation. You should therefore give us prompt written notice of any address change. This will include annual audited financial statements of the Series Fund, but not necessarily of the Variable Account or First Fortis.

RIGHTS RESERVED BY FIRST FORTIS

First Fortis reserves the right to make certain changes if, in its judgment, they would best serve the interests of Contract Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, First Fortis will obtain your approval of the changes and approval from any appropriate regulatory authority. Such approval may not be required in all cases, however. Examples of the changes First Fortis may make include:

    - To operate the Variable Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

    - To transfer any assets in any Subaccount to another Subaccount, or to one or more separate accounts, or to the Fixed Account; or to add, combine or remove Subaccounts in the Variable Account.

    - To substitute, for the Portfolio shares held in any Subaccount, the shares of another Portfolio of Series Fund or the shares of another investment company or any other investment permitted by law.

    - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

    - To change the time or time of day at which a Valuation Date is deemed to have ended.

    - To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit First Fortis to take, including to change the way First Fortis assesses charges, but without increasing as to any then outstanding Contract the aggregate amount of the types of charges which First Fortis has guaranteed.

DISTRIBUTION

The Contracts will be sold by individuals who, in addition to being licensed by state insurance authorities to sell the Contracts of First Fortis, are also registered representatives of Fortis Investors, Inc. ("Fortis Investors"), the principal underwriter of the Contracts or registered representatives of other broker-dealer firms or representatives of other firms that are exempt from broker dealer regulation. Fortis Investors and any such other broker-dealer firms are registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealers and are members of the National Association of Securities Dealers, Inc.

As compensation for distributing the Contracts, First Fortis pays Fortis Investors a maximum of 7.0% of all purchase payments. Fortis Investors pays a selling allowance not in excess of 7.0% of purchase payments to other broker-dealer firms or exempt firms who sell the Contracts. First Fortis may, under certain flexible compensation arrangements, pay Fortis Investors a lesser selling allowance and a service fee, and Fortis Investors may in turn pay lesser selling allowances and a service fee to its registered representatives and other broker dealer firms. However, in such case, such flexible compensation arrangements will have actuarially equivalent present values which are not in excess of the amounts of the selling allowances set forth above.

Additionally, registered representatives, broker-dealer firms, and exempt firms may be eligible for additional compensation based upon meeting certain production standards. Fortis Investors may charge back commissions paid to others if the Contract upon which the commission was paid is surrendered or cancelled within certain specified time periods. In the distribution agreement, First Fortis has agreed to indemnify Fortis Investors (and its agents, employees, and controlling persons) for certain damages and expenses, including those arising under federal securities laws. First Fortis paid a total of
$        to Fortis  Investors for annuity  contract distribution services during
1996, $        of which  in 1996 was  not reallowed to  other broker dealers  or exempt firms.

First Fortis or Fortis Investors may also provide additional compensation to broker-dealers in connection with sales of Contracts. Compensation may include financial assistance to broker-dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising, sales campaigns regarding Contracts, and other broker-dealer sponsored programs or events. Compensation may include payment for travel expenses incurred in connection with trips taken by invited sales representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature.

See Note 11 to the Notes to First Fortis' Financial Statements as to amounts it has paid to Fortis, Inc. and Fortis Benefits Insurance Company, affiliates of First Fortis for various services.

Fortis Investors is an indirect subsidiary of Fortis AMEV and Fortis AG and is therefore under common control with First Fortis. Fortis Investors' principal business address is 500 Bielenberg Drive, Woodbury, Minnesota 55125 and its mailing address is P.O. Box 64284, St. Paul, MN 55164. Fortis Investors is not obligated to sell any specific amount of interests under the Contracts. $23,000,000 of interests in the Fixed Account and an indefinite amount of interests in the Variable Account have been registered with the Securities and Exchange Commission.

FEDERAL TAX MATTERS

The following description is a general summary of the tax rules, primarily related to federal income taxes, which in the opinion of First Fortis are currently in effect. These rules are based on laws, regulations and interpretations which are subject to change at any time. This summary is not comprehensive and is not intended as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a qualified tax adviser as to the tax implications of taking any action under a Contract or related retirement plan.

NON-QUALIFIED CONTRACTS

Section 72 of the Internal Revenue Code ("Code") governs the taxation of annuities in general. Purchase payments made under Non-Qualified Contracts are not excludible or deductible from the gross income of the Contract Owner or any other person. However, any increase in the accumulated value of a Non-Qualified Contract resulting from the investment performance of the Variable Account or interest credited to the Fixed Account is generally not taxable to the Contract Owner or other payee until received by him or her, as surrender proceeds, death benefit proceeds, or otherwise. The exception to this rule is that, generally, Contract Owners who are not natural persons ARE taxed annually on any increase in the Contract Value. However, this exception does not apply in all cases, and you may wish to discuss this with your tax adviser.

The following discussion applies generally to Contracts owned by natural persons.

In general, surrenders or partial withdrawals under Contracts are taxed as ordinary income to the extent of the accumulated income or gain under the Contract. If a Contract Owner assigns or pledges any part of the value of a Contract, the value so pledged or assigned is taxed to the Contract Owner as ordinary income to the same extent as a partial withdrawal.

With respect to annuity payment options, although the tax consequences may vary depending on the option elected under the Contract, until the investment in the Contract is recovered, generally only the portion of the annuity payment that represents the amount by which the Contract Value exceeds the "investment in the Contract" will be taxed. In general, a person's "investment in the Contract" is the aggregate amount of purchase payments made by him or her. After an Annuitant's or other payee's "investment in the Contract" is recovered, the full amount of any additional annuity payments is taxable. For variable annuity payments, in general, the taxable portion of each annuity payment (prior to recovery of the "investment in the Contract") is determined by a formula which establishes the specific dollar amount of each annuity payment that is not taxed. This dollar amount is determined by dividing the "investment in the Contract" by the total number of expected annuity payments. For fixed annuity payments, in general, prior to recovery of the "investment in the Contract," there is no tax on the amount of each payment which bears the same ratio to that payment as the "investment in the Contract" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each annuity payment is taxable. The taxable portion of a distribution (in the form of an annuity or a single sum payment) is taxed as ordinary income.

For purposes of determining the amount of taxable income resulting from distributions, all Contracts and other annuity contracts issued by us or our affiliates to the Contract Owner within the same calendar year will be treated as if they were a single Contract.

There is a 10% penalty under the Code on the taxable portion of a "premature distribution." Generally, an amount is a "premature distribution" unless the distribution is (1) made on or after the Contract Owner or other payee reaches age 59 1/2, (2) made to a Beneficiary on or after death of the Contract Owner,
(3) made upon the disability of the Contract Owner or other payee, or (4) part of a series of substantially equal annuity payments for the life or life expectancy of the Contract Owner or the Contract Owner and Beneficiary. Premature distributions may result, for example, from an early Annuity Commencement Date, an early surrender, partial surrender or assignment of a Contract or the early death of an Annuitant who is not also the Contract Owner or other person receiving annuity payments under the Contract.

A transfer of ownership of a Contract, or designation of an Annuitant or other payee who is not also the Contract Owner, may result in certain income or gift tax consequences to the Contract Owner that are beyond the scope of this discussion. A Contract Owner contemplating any transfer or assignment of a Contract should contact a competent tax adviser with respect to the potential tax effects of such transaction.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CONTRACTS

In order that a Non-Qualified Contract be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires (a) if any person receiving annuity payments dies on or after the Annuity Commencement Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the person's death; and (b) if any Contract Owner dies prior to the Annuity Commencement Date, the entire interest in the Contract will be distributed (1) within five years after the date of that person's death or (2) as annuity payments which will begin within one year of that Contract Owner's death and which will be made over the life of the Contract Owner's designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary. However, if the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse deemed to be the new Contract Owner. Where the Contract Owner or other person receiving payments is not a natural person, the required distributions provided by Section 72(s) apply upon the death of the primary Annuitant.

No regulations interpreting the requirements of Section 72(s) have yet been issued (although proposed regulations have been issued interpreting similar requirements for qualified plans). First Fortis intends to review and modify the Contract if necessary to ensure that it complies with the requirements of
Section 72(s) when clarified by regulation or otherwise.

Generally, unless the Beneficiary elects otherwise, the above requirements will be satisfied where the death occurs prior to the Annuity Commencement Date by paying the death benefit in a single sum, subject to proof of the Contract Owner's death. The Beneficiary, however, may elect by Written Request to receive an annuity option instead of a lump sum payment. However, if the election is not made within 60 days of the date the single sum death benefit otherwise becomes payable, particularly where the annuitant dies and the annuitant is not the Contract Owner, the IRS may disregard the election for tax purposes and tax the Beneficiary as if a single sum payment had been made.

QUALIFIED CONTRACTS

The Contracts may be used with several types of tax-qualified plans. The tax rules applicable to Contract Owners, Annuitants and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, purchase payments made under a retirement program recognized under the Code on behalf of an individual are excludable from the individual's gross income for tax purposes during the Accumulation Period. The portion, if any, of any purchase payment made by or on behalf of an individual under a Contract that is not excluded from the individual's gross income for tax purposes during the Accumulation Period constitutes the individual's "investment in the Contract." Aggregate deferrals under all plans at the employee's option may be subject to limitations.

When annuity payments begin, the individual will receive back his or her "investment in the Contract" if any, as a tax-free return of capital. The dollar amount of annuity payments received in any year in excess of such return is taxable as ordinary income. When payments are received as an annuity, the tax-free return of capital is treated as if received ratably over the entire period of the annuity until fully recovered (as described above with respect to Non-Qualified Contracts).

The Contracts are available in connection with the following types of retirement plans: Section 403(b) annuity plans for employees of certain tax-exempt organizations and public educational institutions; Section 401 or 403(a) qualified pension, profit-sharing or annuity plans; individual retirement annuities ("IRAs") under Section 408(b); simplified employee pension plans ("SEPs") under Section 408(k); SIMPLE IRA Plans under Section 408(p); Section 457 unfunded deferred compensation plans of public employers and tax-exempt organizations' and private employer unfunded deferred compensation plans. The tax implications of these plans are further discussed in the Statement of Additional Information under the heading "Taxation Under Certain Retirement Plans."

WITHHOLDING

Annuity payments and other amounts received under Contracts are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient's election, withholding may be required with respect to certain payments to be delivered outside the United States and with respect to certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly from the qualified plan to another qualified retirement plan. Moreover, special "backup withholding" rules may require First Fortis to disregard the recipient's election if the recipient fails to supply First Fortis with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies First Fortis that the TIN provided by the recipient is incorrect.

PORTFOLIO DIVERSIFICATION

The United States Treasury Department has adopted regulations under Section 817(h) of the Code which set standards of diversification for the investments underlying the Contracts, in order for the Contracts to be treated as annuities. First Fortis believes that these diversification standards will be satisfied. Failure to do so would result in immediate taxation to Contract Owners or persons receiving annuity payments of all returns credited to Contracts, except in the case of certain Qualified Contracts. Also, current regulations do not provide guidance as to any circumstances in which control over allocation of values among different investment alternatives may cause Contract Owners or persons receiving annuity payments to be treated as the owners of Variable Account assets for tax purposes. First Fortis reserves the right to amend the Contracts in any way necessary to avoid any such result. The Treasury Department may establish standards in this regard through regulations or rulings. Such standards may apply only prospectively, although retroactive application is possible if such standards were considered not to embody a new position.

CERTAIN EXCHANGES

Section 1035 of the Code provides generally that no gain or loss will be recognized under the exchange of a life insurance or annuity contract for an annuity contract. Thus, a properly completed exchange from one of these types of products into a Contract pursuant to the special annuity contract exchange form we provide for this purpose is not generally a taxable event under the Code, and your investment in the Contract will be the same as your investment in the product you exchanged out of.

Because of the complexity of these and other tax aspects in connection with an exchange, you should consult a tax adviser before making any exchange.

TAX LAW RESTRICTIONS AFFECTING SECTION 403(B) PLANS

Section 403(b)(12) of the Internal Revenue Code restricts the distribution under
Section 403(b) annuity contracts of:

    (1) elective contributions made for years beginning after December 31, 1988;

    (2) earnings on those contributions; and

    (3) earnings on amounts held as of December 31, 1988.

Distribution of these amounts may only occur upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, income attributable to elective contributions made after December 31, 1988 may not be distributed in the case of hardship.

FURTHER INFORMATION ABOUT FIRST FORTIS

First Fortis Life Insurance Company is an affiliate of the worldwide Fortis group of companies owned by Fortis AMEV of the Netherlands and Fortis AG of Belgium. The Company was originally organized under New York Insurance Law on August 12, 1971, and was acquired by the current owners on March 24, 1989, to enable the Fortis group of companies the ability to distribute their products to the New York State marketplace.

On October 1, 1991, First Fortis Life Insurance Company and its affiliate Fortis Benefits Insurance Company (the "Companies"), entered into an Asset Transfer and Acquisition Agreement (the "Agreement") with Mutual Benefit Life Insurance Company in Rehabilitation (MBL). Pursuant to the Agreement, the Companies acquired certain assets and assumed certain liabilities of MBL relating to the group life, accident and health, disability and dental insurance business of MBL. That portion of the business conducted in New York was assumed by First Fortis, while the remaining and more substantial portion of the business was assumed by Fortis Benefits Insurance Company. N.V. AMEV contributed $25 million in cash to the paid-in-capital of First Fortis on October 1, 1991 in connection with the acquisition.

GENERAL
First Fortis is engaged in the offer and sale of insurance products, including fixed and variable annuity contracts, and group life, accident and health insurance policies. First Fortis markets its products to small business and individuals through a network of independent agents, brokers, and financial institutions.

SELECTED FINANCIAL DATA

The following is a summary of certain financial data of First Fortis. This summary has been derived in part from, and should be read in conjunction with, the financial statements of First Fortis included elsewhere in this Prospectus.

                                                                                   YEAR ENDED DECEMBER 31,
                                                                    -----------------------------------------------------
                                                                      1996       1995       1994       1993       1992
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                                       (IN THOUSANDS)
INCOME STATEMENT DATA
  Premiums........................................................  $  67,517  $  81,202  $  92,056  $  75,393  $  58,209
  Net investment income...........................................      7,891      7,466      6,261      6,074      6,245
  Realized investment gains (losses)..............................         (4)     2,683     (1,057)     3,062      1,773
  Other income....................................................        336        297        287        533        296
                                                                    ---------  ---------  ---------  ---------  ---------
    TOTAL REVENUES................................................     75,740     91,648     97,547     85,062     66,523
                                                                    ---------  ---------  ---------  ---------  ---------
  Benefits and expenses...........................................     75,596     96,371    104,582     85,170     63,215
  Income tax expense (benefit)....................................        (39)    (1,563)      (999)      (686)     1,058
                                                                    ---------  ---------  ---------  ---------  ---------
  Net income (loss)...............................................  $     183  $  (3,160) $  (6,036) $     578  $   2,250
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA
  Total assets....................................................  $ 143,139  $ 139,913  $ 123,954  $ 132,077  $ 109,565
  Total liabilities...............................................  $ 107,447  $ 101,523  $  97,913  $  92,863  $  73,209
  Total shareholder's equity......................................  $  35,692  $  38,390  $  26,041  $  39,214  $  36,356

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

REVENUES

Life premiums of First Fortis (the "Company") are principally composed of group life coverages. Total life premiums in 1996 increased 21% over 1995 due to strong group life sales and premium rate increases on the group life line in 1996. Also, the Company began issuing variable annuity products in 1996.

Total accident and health premiums continued to decrease in 1996. Effective January 1, 1996, the Company ceased new sales of group medical policies, however, the Company continues to renew and service the existing group medical business. On July 1, 1996, $5.4 million of group dental premium lapsed. The historical benefit loss experience on the lapsed business was worse than the experience on the remaining business. On-going marketing efforts have continued to increase the Company's group disability income business. The group accident and health premium mix continues to shift. In 1996, the premium mix was 35% medical; 40% disability income; and, 25% dental compared to the 1995 mix of 54% medical; 26% disability income; and 20% dental and the 1994 mix of 66% medical; 18% disability income; and 16% dental.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1996, 1995 and 1994 resulted in recognition of realized gains and losses.

BENEFITS

During 1995 and the first six months of 1996, the Company's group life claims ratio was higher than expected as a result of increased mortality and larger average claims amounts. During the last six months of 1996, mortality and average claim amounts began to decrease. In 1994, the group life mortality experience level was consistent with Management's expectations. Improved accident and health benefit results from 1994 through 1996 are attributable to actions taken by the Company on its medical and dental business along with continuous improvement in recovery rates on existing group disability income claimants.

EXPENSES

The Company continues to monitor its commission rate structures, and, as indicated by market conditions, periodically adjusts rates paid. Rates paid vary by product type, group size and duration. Changes in the mix of business has resulted in an increase in the Company's average commission rate. During the last six months of 1995, as the Company's inforce medical lives began to decrease, the Company began to experience a reduction in medical related expenses. This trend continued through 1996.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of the Company have been met by funds provided from operations, including investment income. Funds are principally used to provide for policy benefits, operating expenses, commissions and investment purchases. The impact of the declining inforce medical business has been considered in evaluating the Company's future liquidity needs. The Company expects its operating activities to continue to generate sufficient funds.

The NAIC has implemented risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. Based upon current calculation using these risk-based capital standards, the Company's percentage of total adjusted capital is in excess of ratios which would require regulatory attention.

The Company has no long or short term debt. The Company's fixed maturity investments consisted of 97% investment grade bonds as of December 31, 1996 and the Company does not expect this percentage to change significantly in the future.

REGULATION

The Company is subject to the laws and regulations established by the New York State Insurance Department governing insurance business conducted in New York State. Periodic audits are conducted by the New York Insurance Department related to the Company's compliance with these laws and regulations. To date there have been no adverse findings regarding the Company's operations.

As a small group (1-50 lives) medical insurer in the State of New York, First Fortis was impacted by the passage in 1992 of Regulation 145, "Open Enrollment and Community Rating of Individual and Small Group Health Insurance" and Regulation 146, "Establishment and Operation on Market Stabilization Mechanisms for Individuals and Small Group Health Insurance". The purpose of Regulation 145 is to promote competition among insurers and facilitate access to health insurance by all New York residents. Beginning April 1, 1993, Regulation 145 required insurers to apply a rating methodology (community rate) in which the premium for all persons covered by a policy or contract form is the same based on the experience of the entire pool of risks covered by that policy or contract form without regard to age, sex, health status or occupation. Regulation 146 established a market stabilization process to share among insurers substantive cost variations attributable to significant differences in demographic characteristics of the persons covered. During 1996, 1995, and 1994, demographic characteristics of the Company's medical business resulted in payments to the pools which have been reflected in accident and health benefits.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth is information concerning First Fortis' directors and executive officers, together with their business experience and principal occupations for the past five years:

Larry M. Cains, 50                Treasurer; Senior  Vice President  of  Fortis,
Director since 1995               Inc.
Allen R. Freedman, 57             Chairman,    Chief   Executive   Officer   and
Director Since 1989               President;  Chairman   and   Chief   Executive
                                  Officer of Fortis, Inc.
Thomas M. Keller, 49              President    of   Time    Insurance   Company;
Director Since 1994               President--Fortis   Healthcare    of    Fortis
                                  Benefits Insurance Company; before that Senior
                                  Vice President of Fortis, Inc.
Dean C. Kopperud, 44              Chief  Executive  Officer of  Fortis Advisers,
Director Since 1994               Inc. and President of Fortis Investors,  Inc.;
                                  President--Fortis  Financial  Group  of Fortis
                                  Benefits Insurance Company
Terry J. Kryshak, 46              Senior Vice President and Chief Administrative
Director Since 1991               Officer
Susie Gharib, 46                  Anchorwoman,   Cable    NBC;   before    that,
Director Since 1991               Anchorwoman, Financial News Network
Guy Gerard Rutherfurd, Jr., 57    Senior Vice President, Dean Witter
Director Since 1989               Intercapital;   before  that   Executive  Vice
                                  President  and  Chief  Investment  Officer  of
                                  Nomura Asset Management, Inc.
Dale Edward Gardner, 66           President, Gardner & Bull
Director Since 1989
Kenneth W. Nelson, 75             President, Tech Products, Inc.
Director Since 1989
Clarence Elkus Galston, 87        Attorney at Law
Director Since 1989
Robert B. Pollock, 42             President   and  Chief  Executive  Officer  of
Director Since 1995               Fortis Benefits Insurance Company
Leanne F. Hughes, 36              Assistant   Treasurer    and    Director    of
                                  Accounting;  before  that  Senior  Manager  of
                                  Ernst & Young LLP
Jerome A. Atkinson, 47            Secretary;  Vice   President,  Secretary   and
                                  General  Counsel of Fortis,  Inc.; before that
                                  Senior Vice President,  Secretary and  General
                                  Counsel of American Security Insurance Company

First Fortis' officers serve at the pleasure of the Board of Directors, and members of the Board who are also officers or employees of First Fortis serve without compensation. All Directors serve until their successors are duly elected and qualified. The compensation of members of the Board who are not also officers or employees of First Fortis or its affiliates is as follows. The Director receives $1,000 for attendance at the annual Board meeting. If the Director is also a member of the Audit Committee and/or the Investment Committee, the Director also receives $1,000 for attending any meeting of such committee unless the committee meeting date is the same as the annual meeting, in which case the committee meeting compensation is $500.

Mr. Freedman is also a director of Systems and Computer Technology Corporation and Genesis Health Ventures and the following registered investment companies:
Fortis Equity Portfolios, Inc.; Fortis Growth Fund, Inc.; Fortis Fiduciary Fund, Inc.; Fortis Income Portfolios, Inc.; Fortis Securities, Inc.; Fortis Tax-Free Portfolios, Inc.; Fortis Money Portfolios, Inc.; Fortis Advantage Portfolios, Inc.; Fortis Worldwide Portfolios, Inc.; Fortis Series Fund, Inc.; Special Portfolios, Inc.

EXECUTIVE COMPENSATION

Set forth below is certain information concerning the compensation of the named executive officers of First Fortis. Mr. Freedman is compensated by other affiliates of First Fortis.

--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                               --------------------------------
                                                                                   OTHER ANNUAL      ALL OTHER
                                                                SALARY    BONUS    COMPENSATION   COMPENSATION (1)
              NAME AND PRINCIPAL POSITION                YEAR    ($)       ($)         ($)              ($)
-------------------------------------------------------  ----  --------  --------  ------------   ----------------
Allen R. Freedman                                        1996  $      0  $      0    $     0          $     0
 President                                               1995         0         0          0                0
Terry J. Kryshak                                         1996   111,000    34,000          0            6,660
 Senior Vice President and Chief Administrative Officer  1995   107,350    25,764          0            8,288
                                                         1994    95,000    30,780          0            1,535
Robert O. Blaber                                         1996    78,234   256,647          0                0
 Senior Vice President                                   1995    75,000   263,654          0           14,852
                                                         1994    75,000   246,032                      14,140

------------------------
1 This column includes contributions made by First Fortis for the year for the benefit for the named individual to defined contribution retirement plans.

As additional compensation to its employees and executive officers, First Fortis has an Employees' Uniform Retirement Plan and an Executive Retirement Plan which generally provide an annual annuity benefit upon retirement at age 65 (or a reduced benefit upon early retirement) equal to: .9% of the employee's Average Annual compensation up to the employee's social security covered compensation, plus 1.3% of Average Annual compensation above the employee's social security covered compensation up to $235,840, as adjusted by an index, multiplied by the employee's years of credited services.

The following table illustrates the combined estimated life annuity benefit payable from the Employees Uniform Retirement Plan and the Executive Retirement Plan to employees with the specified Final Average Salary and Years of Service upon retirement.

PENSION TABLE

                                                    YEARS OF SERVICE
                                     -----------------------------------------------
FINAL AVERAGE EARNINGS                 10      15      20      25      30      35
-----------------------------------  ------  ------  ------  ------  ------  -------
125,000                              15,147  22,720  30,294  37,867  45,441   53,014
150,000                              18,397  27,595  36,794  45,992  55,191   64,389
175,000                              21,647  32,470  43,294  54,117  64,941   75,764
200,000                              24,897  37,345  49,794  62,242  74,691   87,139
225,000                              28,147  42,220  56,294  70,367  84,441   98,514
250,000                              30,214  45,321  60,428  75,536  90,643  105,750
275,000+                             30,352  45,528  60,704  75,880  91,056  106,232

The table above excludes social security benefits. In general, for the purposes of these plans compensation includes salary and bonuses. The credited years of service with First Fortis for those individuals named in the Summary Compensation Table above are as follows: 0, 6, and 10.

OWNERSHIP OF SECURITIES

All of First Fortis' outstanding shares are owned by Fortis, Inc., One Chase Manhattan Plaza, New York, N.Y. 10005. Fortis, Inc., in turn is wholly owned by Fortis International, Inc., which is wholly owned by AMEV/VSB 1990 N.V., both of which share the same address with N.V. AMEV., Archimedeslaan 10, 3584 BA, Utrecht, The Netherlands. AMEV/ VSB 1990 N.W. is 50% owned by Fortis AMEV and 50% owned, through certain subsidiaries, by Fortis AG, Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

VOTING PRIVILEGES

In accordance with its view of current applicable law, First Fortis will vote shares of each of the Portfolios which are attributable to a Contract at regular and special meetings of the shareholders of Series Fund in proportion to instructions received from the persons having the voting interest in the Contract as of the record date for the corresponding Series Fund shareholders meeting. Contract Owners have the voting interest during the Accumulation Period, persons receiving annuity payments during the Annuity Period, and Beneficiaries after the death of the Annuitant or Contract Owner. However, if the Investment Company Act of 1940 or any rules thereunder should be amended or if the present interpretation thereof should change, and as a result First Fortis determines that it is permitted to vote shares of the Portfolios in its own right, it may elect to do so.

During the Accumulation Period, the number of shares of a Portfolio attributable to a Contract is determined by dividing the amount of Contract Value in the corresponding Subaccount pursuant to the Contract as of the record date for the shareholders meeting by the net asset value of one Portfolio share as of that date. During the Annuity Period, or after the death of the Annuitant or Contract Owner, the number of Portfolio shares deemed attributable to the Contract will be computed in a comparable manner, based on the liability for future variable annuity payments allocable to that Subaccount under the Contract as of the record date. Such liability for future payments will be calculated on the basis of the mortality assumptions and the assumed interest rate used in determining the number of Annuity Units credited to the Contract and the applicable Annuity Unit value on the record date. During the Annuity Period, the number of votes attributable to a Contract will generally decrease since funds set aside to make the annuity payments will decrease.

First Fortis will vote shares for which it has received no timely instructions, and any shares attributable to excess amounts First Fortis has accumulated in the related Subaccount, in proportion to the voting instructions which it receives with respect to all Contracts and other variable annuity contracts participating in a Portfolio. To the extent that First Fortis or any affiliated company holds any shares of a Portfolio, they will be voted in the same proportion as instructions for that Portfolio that are received from persons holding the voting interest with respect to all First Fortis separate accounts participating in that Portfolio. Shares held by separate accounts other than the Variable Account will in general be voted in accordance with instructions of participants in such other separate accounts. This diminishes the relative voting influence of the Contracts.

Each person having a voting interest in a Subaccount of the Separate Account will receive proxy material, reports and other materials relating to the appropriate Portfolio. Pursuant to the procedures described above, these persons may give instructions regarding the election of the Board of Directors of Series Fund, ratification of the selection of its independent auditors, the approval of the investment managers of a Portfolio, changes in fundamental investment policies of a Portfolio and all other matters that are put to a vote by Series Fund shareholders.

LEGAL MATTERS

The legality of the Contracts described in this Prospectus has been passed upon by Douglas R. Lowe, Esquire, Assistant General Counsel with the law department of Fortis Benefits Insurance Company, an affiliate of First Fortis. Messrs. Freedman, Levy, Kroll & Simonds, Washington, D.C., have advised First Fortis on certain federal securities law matters.

OTHER INFORMATION

Registration Statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended, with respect to the Contracts discussed in this Prospectus. Not all of the information set forth in the Registration Statement, amendments and exhibits thereto has been included in this Prospectus. Statements contained in this Prospectus concerning the content of the Contracts and other legal instruments are intended to be summaries. For a complete statement of the terms of these documents, reference should be made to the instruments filed with the Securities and Exchange Commission.

A Statement of Additional Information is available upon request. Its contents are as follows:

CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

                                                                            PAGE
First Fortis and the Variable Account.....................................    2
Calculation of Annuity Payments...........................................    2
Postponement of Payments..................................................    3
Services..................................................................    3
  - Safekeeping of Variable Account Assets................................    3
  - Experts...............................................................    3
  - Principal Underwriter.................................................    3
Limitations on Allocations................................................    4
Change of Investment Adviser or Investment Policy.........................    4
Taxation Under Certain Retirement Plans...................................    4
Withholding...............................................................    8
Terms of Exemptive Relief in Connection With Mortality and Expense Risk
 Charge...................................................................    8
Variable Account Financial Statements.....................................    9
APPENDIX A--Performance Information.......................................  A-1

FIRST FORTIS FINANCIAL STATEMENTS

The financial statements of First Fortis that are included in this Prospectus should be considered primarily as bearing on the ability of First Fortis to meet its obligations under the Contracts. The Contracts are not entitled to participate in earnings, dividends or surplus of First Fortis.

[to be filed by subsequent post effective amendment]

REPORT OF INDEPENDENT AUDITORS

Board of Directors
First Fortis Life Insurance Company

We have audited the accompanying balance sheets of First Fortis Life Insurance Company (a wholly-owned subsidiary of Fortis AMEV) as of December 31, 1996 and 1995, and the related statements of operations, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Fortis Life Insurance Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                    /s/ Ernst & Young LLP
Syracuse, New York
February 21, 1997

BALANCE SHEETS
FIRST FORTIS LIFE INSURANCE COMPANY

                                                                                 DECEMBER 31
                                                                        -----------------------------
                                                                            1996             1995
                                                                        ------------     ------------
ASSETS
Investments--(Note 3):
  Fixed maturities, at fair value (amortized cost 1996--$111,970,939;
   1995--$106,648,754)................................................  $113,136,650     $112,183,452
  Preferred stock at fair value (cost 1995--$92,029)..................            --           89,345
  Short-term investments..............................................            --        6,850,000
                                                                        ------------     ------------
                                                                         113,136,650      119,122,797
Cash..................................................................     1,544,745        1,145,131

Receivables:
  Uncollected premiums, less allowance--$100,000......................     3,890,111        4,440,446
  Reinsurance recoverable on unpaid and paid losses...................    14,731,285        9,335,947
  Prepaid federal income taxes and other assets.......................     4,311,855        2,255,199
                                                                        ------------     ------------
                                                                          22,933,251       16,031,592
Accrued investment income.............................................     1,739,498        1,814,291
Property and equipment at cost, less accumulated depreciation
 (1996--$1,395,517; 1995--$1,249,280).................................     1,027,576        1,199,482
Goodwill..............................................................       554,000          600,000
Assets held in separate accounts......................................     2,203,109               --
                                                                        ------------     ------------
TOTAL ASSETS..........................................................  $143,138,829     $139,913,293
                                                                        ------------     ------------
                                                                        ------------     ------------

RESERVES, LIABILITIES, AND SHAREHOLDER'S EQUITY
POLICY RESERVES AND LIABILITIES
  Future policy benefit reserves:
    Life insurance....................................................  $ 25,225,095     $ 22,529,817
    Accident and health...............................................    60,774,384       59,442,638
                                                                        ------------     ------------
                                                                          85,999,479       81,972,455
  Other policy claims and benefits payable............................    14,798,802       13,561,740
  Other liabilities...................................................     4,445,831        5,988,794
  Liabilities related to separate accounts............................     2,203,109               --
                                                                        ------------     ------------
TOTAL POLICY RESERVES AND LIABILITIES.................................   107,447,221      101,522,989

SHAREHOLDER'S EQUITY (Notes 1, 8, 9, and 10):
  Common stock, $20 par value 100,000 shares authorized, issued, and
   outstanding........................................................     2,000,000        2,000,000
  Additional paid-in capital..........................................    37,440,000       37,440,000
  Retained earnings (deficit).........................................    (4,517,761)      (4,700,825)
  Unrealized appreciation of investment securities, net of tax (Note
   3).................................................................       769,369        3,651,129
                                                                        ------------     ------------
TOTAL SHAREHOLDER'S EQUITY............................................    35,691,608       38,390,304
                                                                        ------------     ------------
TOTAL RESERVES, LIABILITIES, AND SHAREHOLDER'S EQUITY.................  $143,138,829     $139,913,293
                                                                        ------------     ------------
                                                                        ------------     ------------

                            See accompanying notes.

STATEMENTS OF OPERATIONS
FIRST FORTIS LIFE INSURANCE COMPANY

                                                                                  YEAR ENDED DECEMBER 31
                                                                        ------------------------------------------
                                                                           1996            1995           1994
                                                                        -----------    ------------    -----------
REVENUES
  Insurance operations (NOTE 7):
    Life insurance premiums...........................................  $22,850,286    $ 18,879,246    $19,431,130
    Accident and health premiums......................................   44,666,246      62,322,484     72,624,559
  Net investment income (NOTE 3)......................................    7,891,048       7,465,751      6,261,593
  Realized (losses) gains on investments (NOTE 3).....................       (3,650)      2,683,100     (1,057,438)
  Other income........................................................      335,934         297,767        287,426
                                                                        -----------    ------------    -----------
      TOTAL REVENUES..................................................   75,739,864      91,648,348     97,547,270

BENEFITS AND EXPENSES
  Benefits to policyholders:
    Life insurance....................................................   19,792,653      16,206,930     15,345,645
    Accident and health...............................................   37,987,686      56,592,227     68,115,512
  Amortization of deferred policy acquisition costs (NOTE 2)..........            -       4,595,000      1,838,000
  Insurance commissions...............................................    5,213,744       5,070,934      5,768,504
  General and administrative expenses.................................   12,601,939      13,906,043     13,514,820
                                                                        -----------    ------------    -----------
      TOTAL BENEFITS AND EXPENSES.....................................   75,596,022      96,371,134    104,582,481
                                                                        -----------    ------------    -----------
  Income (loss) before federal income taxes...........................      143,842      (4,722,786)    (7,035,211)
  Federal income tax benefit (NOTE 6).................................      (39,222)     (1,562,943)      (999,671)
                                                                        -----------    ------------    -----------
  NET INCOME (LOSS)...................................................  $   183,064    $ (3,159,843)    (6,035,540)
                                                                        -----------    ------------    -----------
                                                                        -----------    ------------    -----------

                            See accompanying notes.

STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
FIRST FORTIS LIFE INSURANCE COMPANY

                                                                                                  UNREALIZED
                                                                                                 APPRECIATION
                                                                  ADDITIONAL      RETAINED      (DEPRECIATION)
                                                      COMMON        PAID-IN       EARNINGS       OF INVESTMENT
                                                      STOCK         CAPITAL       (DEFICIT)     SECURITIES, NET        TOTAL
                                                    ----------    -----------    -----------    ---------------     -----------
Balance January 1, 1994...........................  $2,000,000    $30,440,000    $ 4,494,558    $    2,280,000      $39,214,558
Net loss..........................................          --             --     (6,035,540)               --       (6,035,540)
Unrealized depreciation of investment securities,
 net..............................................          --             --             --        (5,486,586)      (5,486,586)
Change in deferred tax valuation allowance for
 unrealized depreciation on investment
 securities.......................................          --             --             --        (1,651,877)      (1,651,877)
                                                    ----------    -----------    -----------    ---------------     -----------
Balance December 31, 1994.........................   2,000,000     30,440,000     (1,540,982)       (4,858,463)      26,040,555
Additional paid-in capital from Fortis AMEV.......          --      7,000,000             --                --        7,000,000
Net loss..........................................          --             --     (3,159,843)               --       (3,159,843)
Unrealized appreciation of investment securities,
 net..............................................          --             --             --         6,857,715        6,857,715
Change in deferred tax valuation allowance for
 unrealized depreciation on investment
 securities.......................................          --             --             --         1,651,877        1,651,877
                                                    ----------    -----------    -----------    ---------------     -----------
Balance December 31, 1995                            2,000,000     37,440,000     (4,700,825)        3,651,129       38,390,304
  Net income......................................          --             --        183,064                --          183,064
Unrealized depreciation of investment securities.
 net..............................................          --             --             --        (2,881,760)      (2,881,760)
                                                    ----------    -----------    -----------    ---------------     -----------
Balance December 31, 1996.........................  $2,000,000    $37,440,000    $(4,517,761)   $      769,369      $35,691,608
                                                    ----------    -----------    -----------    ---------------     -----------
                                                    ----------    -----------    -----------    ---------------     -----------

                            See accompanying notes.

STATEMENTS OF CASH FLOWS
FIRST FORTIS LIFE INSURANCE COMPANY

                                                                       YEAR ENDED DECEMBER 31
                                                         --------------------------------------------------
                                                              1996              1995              1994
                                                         --------------    --------------    --------------
OPERATING ACTIVITIES
  Net income (loss)....................................  $      183,064    $   (3,159,843)   $   (6,035,540)
  Adjustments to reconcile net income (loss) to net
   cash (used in) provided by operating activities:
    Non-cash transactions:
      Change in deferred tax valuation allowance.......              --          (177,708)        1,515,531
      Depreciation, amortization and accretion.........         803,858           750,029           716,129
      Net realized losses (gains) on investments.......           3,650        (2,683,100)        1,057,438
    Changes in assets and liabilities:
      (Increase) decrease in uncollected premiums,
       accrued investment income and other.............      (1,322,446)          112,767         2,258,061
      (Increase) decrease in reinsurance recoverable...      (5,395,338)         (460,598)          333,480
      Increase (decrease) in income taxes..............       1,771,804        (1,569,235)       (2,903,210)
      Amortization of policy acquisition costs.........              --         4,595,000         1,838,000
      Policy acquisition costs deferred................              --                --          (432,000)
      Increase in future policy benefit reserves and
       other policy claims and benefits................       5,264,086         3,481,220         7,835,342
      (Decrease) increase in other liabilities.........      (1,939,303)          128,321        (2,118,752)
                                                         --------------    --------------    --------------
        NET CASH (USED IN) PROVIDED BY OPERATING
         ACTIVITIES....................................        (630,625)        1,016,853         4,064,479

INVESTING ACTIVITIES
  Purchases of fixed maturity investments..............    (140,954,176)     (122,289,460)      (77,995,025)
  Sales and maturities of fixed maturity investments...     135,352,498       120,298,152        69,440,809
  Decrease (increase) in equity securities and
   short-term investments..............................       6,942,029        (5,042,029)        3,731,866
  Purchase of property and equipment...................        (310,112)         (321,460)         (562,438)
                                                         --------------    --------------    --------------
        NET CASH PROVIDED BY (USED IN) INVESTING
         ACTIVITIES....................................       1,030,239        (7,354,797)       (5,384,788)
FINANCING ACTIVITIES
  Proceeds from additional paid-in capital.............              --         7,000,000                --
                                                         --------------    --------------    --------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES......              --         7,000,000                --
                                                         --------------    --------------    --------------
  Increase (decrease) in cash..........................         399,614           662,056        (1,320,309)
        CASH AT BEGINNING OF YEAR......................       1,145,131           483,075         1,803,384
                                                         --------------    --------------    --------------
        CASH AT END OF YEAR............................  $    1,544,745    $    1,145,131    $      483,075
                                                         --------------    --------------    --------------
                                                         --------------    --------------    --------------

                            See accompanying notes.

NOTES TO FINANCIAL STATEMENTS
FIRST FORTIS LIFE INSURANCE COMPANY

DECEMBER 31, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
NATURE OF OPERATIONS

First Fortis Life Insurance Company ("First Fortis" or "the Company") is an affiliate of the worldwide Fortis group of companies owned by Fortis AMEV of the Netherlands and Fortis AG of Belgium. First Fortis is wholly-owned by Fortis AMEV. The other U.S. subsidiaries of Fortis AREV and Fortis AG operate under the holding company name Fortis, Inc. Subject to regulatory approval by the New York State Insurance Department, the Company will become a wholly-owned subsidiary of Fortis, Inc. in 1997. The Company was organized to enable the Fortis group of companies to distribute their products to the New York State marketplace. To date, the Company's revenues have been derived primarily from group employee benefits products. During 1996, the Company had $11,425,000 of direct premium written principally by two third party administrators ("TPA's"). Effective January 1, 1996, the Company stopped offering its group medical products; however, the Company will continue to renew and service existing medical business, which represented $17,871,000 and $34,011,000 of 1996 and 1995 accident and health premiums, respectively. During 1996, $250,000 of related termination benefits were paid, which were accrued for and included in general and administrative expenses in 1995.

BASIS OF STATEMENT PRESENTATION

The financial statements are presented in conformity with generally accepted accounting principles which differ in certain respects from statutory accounting practices prescribed or permitted by the New York State Insurance Department. Significant accounting policies followed by the Company are:

    POLICY REVENUES

    For group life, medical, disability, and credit life products, amounts collected from policyholders are recognized as premium income over the premium paying period and are reported net of experience rating refunds and unearned premiums.

    CLAIMS AND BENEFITS PAYABLE

    Claims and benefits payable for reported and incurred but not reported losses are determined using case base estimates and prior experience. These estimates are subject to the effects of trends in claim severity and frequency and represent the estimates of the ultimate cost of all unpaid losses incurred through December 31 of each year. Although considerable variability is inherent in such estimates, management believes that the reserve for claims and benefits payable is adequate. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated, and any adjustments resulting therefrom are reflected in operations currently.

    RESERVES FOR FUTURE POLICY BENEFITS

    Active life reserves for future policy and contract benefits on life and accident and health products are provided on the net level premium method. The reserves are calculated based upon assumptions as to interest, withdrawal, mortality, and morbidity that were appropriate at the date of issue. Interest rate assumptions range principally from 3.0% to 5.5% for traditional life products and 4.0% to 10.0% for annuity products. Withdrawal assumptions are based on actual Company experience. Mortality and morbidity assumptions are based upon industry standards adjusted as appropriate to reflect actual Company experience. The assumptions vary by plan, year of issue, and policy duration and include a provision for adverse deviation.

    Disabled lives reserves for future policy and contract benefits on disability income policies are calculated based upon assumptions as to interest and claim termination rates that are currently appropriate. Disabled lives reserves for group life policies are based on a 3.5% interest rate assumption. For group long-term disability income policies, the interest rate assumption on claims is 6.0%. Termination rate assumptions are based upon industry standards adjusted as appropriate to reflect actual Company experience. The assumptions vary by year of claim incurred.

    INVESTMENTS

    The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations, and regulatory requirements.

    All fixed maturities are considered available-for-sale and are reported at fair value; short-term investments are reported at cost, which approximates fair value. Changes in the fair values of available-for-sale securities, net of deferred income taxes, are reported as unrealized appreciation or depreciation directly in shareholder's equity and, accordingly, have no effect on net income. Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis.

    PROPERTY AND DEPRECIATION

    The Company provides depreciation (principally on the straight-line method) over the estimated useful life of the related property.

    INCOME TAXES

    Income taxes have been provided using the liability method. Deferred tax assets and liabilities are determined based on the differences between their financial reporting and tax bases, and are measured using the enacted tax rates.

FIRST FORTIS LIFE INSURANCE COMPANY

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    SEPARATE ACCOUNTS

    The Company began selling variable annuity products July 1, 1996. Assets and liabilities associated with separate accounts relate to premium and annuity considerations for which the policyholder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  DEFERRED POLICY ACQUISITION COSTS
On October 1, 1991, First Fortis Life Insurance Company and an affiliate, Fortis Benefits Insurance Company, (the "Companies") entered into an Asset Transfer and Acquisition Agreement (the "Agreement") with Mutual Benefit Life Insurance Company in Rehabilitation ("MBL). Pursuant to the Agreement, the Companies acquired certain assets and assumed certain liabilities of MBL relating to the group life, disability, dental and medical insurance business (the "Business") of MBL. That portion of the Business conducted in New York was assumed by First Fortis, while the most substantial portion of the Business was assumed by Fortis Benefits Insurance Company. First Fortis paid $10,166,000 for its portion of the Business acquired including contingent Promissory Note ("Note") payments aggregating $1,366,000 from 1992 to 1994 which were based on the persistency of the acquired Business through September 30, 1994. No additional payments will be made. Note payments were added to deferred policy acquisition costs ("DPAC") when made. The DPAC amortization period, which was originally scheduled through September 30, 1997, was completed December 31, 1995 (an acceleration of $2,749,000 into 1995), based on the overall experience of the acquired block of business.

3.  INVESTMENTS
FIXED MATURITIES

The following is a summary of the amortized cost and fair value of fixed maturity securities:

                                                                            GROSS           GROSS
                                                          AMORTIZED       UNREALIZED     UNREALIZED
                                                             COST            GAIN           LOSS          FAIR VALUE
                                                         ------------    ------------    -----------     ------------
December 31, 1996:
  Governments..........................................  $ 13,463,189    $    92,446     $  (44,103)     $ 13,511,532
  Public utilities.....................................     6,445,882         66,809        (24,710)        6,487,981
  Industrial and miscellaneous.........................    92,061,868      1,425,693       (350,424)       93,137,137
                                                         ------------    ------------    -----------     ------------
    Total..............................................  $111,970,939    $ 1,584,948     $ (419,237)     $113,136,650
                                                         ------------    ------------    -----------     ------------
                                                         ------------    ------------    -----------     ------------

December 31, 1995:
  Governments..........................................  $ 17,068,216    $ 1,025,440     $       --      $ 18,093,656
  Public utilities.....................................     4,906,703        262,773             --         5,169,476
  Industrial and miscellaneous.........................    84,673,835      4,272,901        (26,416)       88,920,320
                                                         ------------    ------------    -----------     ------------
    Total..............................................  $106,648,754    $ 5,561,114     $  (26,416)     $112,183,452
                                                         ------------    ------------    -----------     ------------
                                                         ------------    ------------    -----------     ------------

The fair values for fixed maturity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

The amortized cost and fair value of fixed maturity securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                          AMORTIZED
                                                             COST       FAIR VALUE
                                                         ------------  ------------
Due in one year or less................................  $    502,354  $    503,010
Due after one year through five years..................    38,588,214    39,067,289
Due after five years through ten years.................    39,780,501    40,023,689
Due after ten years....................................    33,099,870    33,542,662
                                                         ------------  ------------
                                                         $111,970,939  $113,136,650
                                                         ------------  ------------
                                                         ------------  ------------

Proceeds from sales and maturities of fixed maturity securities were $135,352,498, $120,298,152 and $69,440,809 in 1996, 1995, and 1994,
respectively. Gross gains of $1,551,135, $3,373,880 and $510,242 and gross losses of $1,554,785, $690,780 and $1,572,163 were realized on the sales in 1996, 1995, and 1994 respectively.

FIRST FORTIS LIFE INSURANCE COMPANY

3.  INVESTMENTS (CONTINUED)
NET INVESTMENT INCOME AND NET REALIZED GAINS (LOSSES) ON INVESTMENTS

Major categories of net investment income and realized gains (losses) on investments for each year were as follows:

                                                                                NET REALIZED GAINS (LOSSES) ON
                                                NET INVESTMENT INCOME                     INVESTMENTS
                                          ----------------------------------  -----------------------------------
                                             1996        1995        1994        1996        1995         1994
                                          ----------  ----------  ----------  ----------  -----------  ----------
Fixed maturities........................  $7,940,703  $7,578,652  $6,341,978  $   (3,650) $ 2,683,100  $(1,061,921)
Short-term investments..................     231,448     152,211     200,274          --           --       4,483
                                          ----------  ----------  ----------  ----------  -----------  ----------
                                           8,172,151   7,730,863   6,542,252  $   (3,650) $ 2,683,100  $(1,057,438)
                                                                              ----------  -----------  ----------
                                                                              ----------  -----------  ----------
Expenses................................    (281,103)   (265,112)   (280,659)
                                          ----------  ----------  ----------
Net investment income...................  $7,891,048  $7,465,751  $6,261,593
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

4.  LEASES
The Company leases office space under operating lease arrangements that have various renewal options and are subject to escalation clauses for real estate taxes and operating expenses. Rent expense was $691,588, $673,407 and $597,365 in 1996, 1995, and 1994, respectively. Future minimum payments required under operating lease arrangements that have initial or noncancelable terms in excess of one year or more are: 1997--$715,797, 1998--$739,352, 1999--$569,049,
2000--$18,830, and 2001--$15,691.

5.  UNPAID LOSSES AND LOSS EXPENSE ALLOWANCE
Activity for the liability for unpaid accident and health losses and related loss expense allowance is summarized as follows:

                                                                    YEAR ENDED DECEMBER 31
                                                           -----------------------------------------
                                                              1996           1995           1994
                                                           -----------    -----------    -----------
Balance as of January 1, net of reinsurance
 recoverable...........................................    $65,764,070    $66,136,369    $58,646,889
Add: Incurred losses related to:
  Current year.........................................     38,798,085     57,400,613     66,066,609
  Prior years..........................................       (810,399)      (808,386)     2,048,903
                                                           -----------    -----------    -----------
    Total incurred losses..............................     37,987,686     56,592,227     68,115,512
                                                           -----------    -----------    -----------
Deduct: Paid losses related to:
  Current year.........................................     23,727,017     35,779,078     40,882,341
  Prior years..........................................     18,543,303     21,185,448     19,743,691
                                                           -----------    -----------    -----------
    Total paid losses..................................     42,270,320     56,964,526     60,626,032
                                                           -----------    -----------    -----------
Balance as of December 31, net of reinsurance
 recoverable...........................................    $61,481,436    $65,764,070    $66,136,369
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

As discussed in Note 1, the Company stopped offering group medical products in 1996 but continues to service and renew existing business, resulting in lower incurred and paid loss activity for the year ended December 31, 1996.

The total balance of unpaid losses and loss expense allowances are reported in the balance sheets gross of reinsurance as components of future accident and health policy benefit reserves, other policy claims and benefits payable and other liabilities.

In 1994, lower than anticipated recovery rates on existing long-term disability income claimants, offset by a favorable refinement in the claims reserve estimates contributed to the "incurred losses related to prior years" result. The liability for unpaid accident and health losses and loss expense allowance includes $55,152,000, $53,953,000 and $47,489,000 of long-term disability income reserves as of December 31, 1996, 1995, and 1994, respectively, which were discounted for anticipated interest earnings assuming a 6.0% interest rate.

FIRST FORTIS LIFE INSURANCE COMPANY

6.  FEDERAL INCOME TAXES
Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes. The significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows (in thousands):

                                                                            DECEMBER 31
                                                                        --------------------
                                                                          1996       1995
                                                                        ---------  ---------
Deferred tax assets:
  Reserves............................................................  $   2,006  $   2,104
  Deferred policy acquisition costs...................................        555        470
  Alternative minimum tax credit carryforward.........................        392        191
  Net operating loss carryforward.....................................        216         --
  Other...............................................................        299        485
                                                                        ---------  ---------
    Total gross deferred tax assets...................................      3,468      3,250
Valuation allowance...................................................     (1,338)    (1,338)
                                                                        ---------  ---------
Net deferred tax assets...............................................      2,130      1,912
Deferred tax liabilities:
  Unrealized gains....................................................        396      1,881
  Other...............................................................        206         31
                                                                        ---------  ---------
    Total gross deferred tax liabilities..............................        602      1,912
                                                                        ---------  ---------
    Net deferred tax asset............................................  $   1,528  $      --
                                                                        ---------  ---------
                                                                        ---------  ---------

The net deferred tax asset is reported as a component of "prepaid federal income taxes and other assets" in the balance sheet.

As of December 31, 1996 and 1995, respectively, the Company had a deferred tax asset valuation allowance of $1,337,823. The valuation allowance decrease of $1,829,585 in 1995 was recognized as a $1,651,877 increase to the "unrealized appreciation (depreciation) of investment securities, net" component of shareholder's equity and a $177,708 tax benefit in the statement of operations in 1995.

The income tax provision is summarized as follows (in thousands):

                                                       1996       1995       1994
                                                      -------    -------    -------
Current...........................................    $  (131)   $   393    $(1,775)
Deferred..........................................         92     (1,778)      (740)
Valuation allowance...............................         --       (178)     1,516
                                                      -------    -------    -------
Federal income tax benefit........................    $   (39)   $(1,563)   $  (999)
                                                      -------    -------    -------
                                                      -------    -------    -------

Tax  payments of $32,000, $251,591  and $1,442,818 were made  in 1996, 1995, and
1994, respectively.

The differences between the provision (benefit) for income taxes at the federal statutory income tax rate and the tax benefit were as follows (in thousands):

                                                       1996       1995       1994
                                                      -------    -------    -------
Federal statutory rate............................      (34.0)%    (34.0)%    (34.0)%
                                                      -------    -------    -------
                                                      -------    -------    -------
Tax provision (benefit) at statutory rate.........    $    49    $(1,606)   $(2,392)
Tax exempt interest...............................         --       (188)      (406)
Other, net........................................        (88)       409        283
Valuation allowance...............................         --       (178)     1,516
                                                      -------    -------    -------
Tax benefit as reported...........................    $   (39)   $(1,563)   $  (999)
                                                      -------    -------    -------
                                                      -------    -------    -------

At December 31, 1996, the Company has net operating loss carryforwards for federal income tax purposes of $636,000 which are available to offset future federal taxable income, if any, through 2011. The Company also has alternative minimum tax credit carryforwards of $392,000, which are available to reduce future federal regular income taxes, if any, over an indefinite period of time.

FIRST FORTIS LIFE INSURANCE COMPANY

7.  REINSURANCE
The maximum amounts that the Company retains on any one life are $500,000 for group life; $250,000 for group accidental death; $2,000 net monthly benefit for long-term disability; from 10% to 50% of possible benefits payable under credit life and credit disability insurance; and 0% of a closed block of individual life business. Amounts in excess of these limits are reinsured with various insurance companies on a yearly renewable term, coinsurance or other basis.

In the second quarter of 1996, the Company received approval from the New York State Insurance Department for a reinsurance agreement with Fortis Benefits Insurance Company ("Fortis Benefits"), an affiliate. The agreement, which became effective as of January 1, 1996, decreased the Company's long-term disability reinsurance retention from a $10,000 net monthly benefit to a $2,000 net monthly benefit for claims incurred on and after January 1, 1996. Through December 31, 1996, the Company has ceded $6,144,000 of premium to Fortis Benefits and Fortis Benefits has assumed $3,599,000 of reserves from the Company. In the future, the agreement is expected to reduce the variability of financial results for this product line.

Future policy benefits and other policy claims and benefits payable are reported gross of reinsurance. The reinsured portion of future policy benefits and other policy claims and benefits payable are $14,731,285 and $9,335,947 in 1996 and 1995, respectively. The Company remains contingently liable in the event the reinsuring companies are unable to meet their obligations under such reinsurance agreements.

Additional information regarding the Company's reinsurance activity for the years ended December 31, 1996, 1995, and 1994 is as follows:

                                     GROSS AMOUNT      CEDED        NET AMOUNT
                                    --------------  ------------  --------------
1996
Life insurance in force...........  $6,576,692,000  $238,628,000  $6,338,064,000
                                    --------------  ------------  --------------
                                    --------------  ------------  --------------
Premiums:
  Group and individual life.......  $   24,216,176  $  1,365,890  $   22,850,286
  Accident and health.............      51,751,740     7,085,494      44,666,246
                                    --------------  ------------  --------------
Total premiums....................  $   75,967,916  $  8,451,384  $   67,516,532
                                    --------------  ------------  --------------
                                    --------------  ------------  --------------
1995
Life insurance in force...........  $6,864,625,000  $321,785,000  $6,542,840,000
                                    --------------  ------------  --------------
                                    --------------  ------------  --------------
Premiums:
  Group and individual life.......  $   20,376,696  $  1,497,450  $   18,879,246
  Accident and health.............      63,696,935     1,374,451      62,322,484
                                    --------------  ------------  --------------
Total premiums....................  $   84,073,631  $  2,871,901      81,201,730
                                    --------------  ------------  --------------
                                    --------------  ------------  --------------
1994
Life insurance in force...........  $5,116,384,000  $297,027,000  $4,819,357,000
                                    --------------  ------------  --------------
                                    --------------  ------------  --------------
Premiums:
  Group and individual life.......  $   20,508,492  $  1,077,362  $   19,431,130
  Accident and health.............      72,835,490       210,931      72,624,559
                                    --------------  ------------  --------------
Total premiums....................  $   93,343,982  $  1,288,293  $   92,055,689
                                    --------------  ------------  --------------
                                    --------------  ------------  --------------

8.  DIVIDEND RESTRICTIONS
The Company is subject to insurance regulatory restrictions that limit cash dividends which can be paid from the Company to its Parent. All dividends require prior approval by the New York State Insurance Department.

9.  TRANSACTIONS WITH AFFILIATED COMPANIES
Affiliates of the Company provide services, such as information systems, actuarial and investment management, in return for payment representing the costs incurred for such services. In 1996, 1995, and 1994, the Company incurred $1,648,000, $1,581,000 and $1,443,000, respectively, in service fees under the arrangements with the affiliates. In 1995, the Company received cash of $7,000,000 representing additional paid-in capital from Fortis AMEV.

The Company participates in the Fortis, Inc. noncontributory defined benefit pension plan and a contributory profit sharing plan covering substantially all of its employees. Amounts expensed under these plans were $253,609, $232,252 and $171,519 in 1996, 1995, and 1994, respectively.

10. STATUTORY ACCOUNTING PRACTICES
The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by insurance regulatory authorities. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed; such practices may differ from state to state, may differ from company to company within a state, and

FIRST FORTIS LIFE INSURANCE COMPANY

10. STATUTORY ACCOUNTING PRACTICES (CONTINUED) may change in the future. The NAIC is currently in the process of recodifying statutory accounting practices. This project, which is expected to be completed in 1998, may result in changes to the accounting practices that insurance enterprises use to prepare their statutory-basis financial statements.

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds minimum RBC requirements.

Reconciliations of net income or loss and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                                              NET INCOME (LOSS)              SHAREHOLDER'S EQUITY
                                                    -------------------------------------  ------------------------
                                                       1996         1995         1994         1996         1995
                                                    -----------  -----------  -----------  -----------  -----------
Based on statutory accounting practices...........  $  (427,557) $(1,627,624) $(2,004,993) $27,466,966  $27,773,005
Deferred policy acquisition costs.................           --   (4,595,000)  (1,838,000)          --           --
Deferred and uncollected premiums.................       76,233           --     (100,000)     358,155      149,066
Property and equipment............................           --           --           --      481,875      583,613
Policy reserves...................................      476,177       68,018      (16,872)     658,723      182,546
Investment valuation difference...................           --           --           --    1,165,710    5,532,013
Realized gains (losses) on investments............       (3,650)   2,683,736   (1,060,352)          --           --
Amortization of goodwill..........................      (46,000)     (46,000)     (46,000)     554,000      600,000
Income taxes......................................      115,009      674,642    1,035,479    2,865,246    1,337,823
Deferred tax valuation allowance..................           --      177,708   (1,515,531)  (1,337,823)  (1,337,823)
Interest maintenance reserve ("IMR")..............           --           --           --    2,001,250    2,430,093
Amortization of IMR...............................     (426,200)    (432,656)    (451,286)          --           --
Asset valuation reserve...........................           --           --           --      997,799      881,150
Other.............................................      419,052      (62,667)     (37,985)     479,707      258,818
                                                    -----------  -----------  -----------  -----------  -----------
                                                    $   183,064  $(3,159,843) $(6,035,540) $35,691,608  $38,390,304
                                                    -----------  -----------  -----------  -----------  -----------
                                                    -----------  -----------  -----------  -----------  -----------

11. COMMITMENTS AND CONTINGENCIES
The Company is party to various legal actions arising in the normal course of its operations. The Company does not believe that the eventual outcome of any such litigation will have a materially adverse effect on its financial condition or future operations.

APPENDIX A--SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:

         1 + I           n/12
      -----------              - 1
 (   1 + J + .0025   )

Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment

                     1 + .08           60/12
$10,000 x         -------------               - 1]  =
            [(   1 + .07 + .0025   )                $354.57

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,354.57

Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred           $10,000
Existing Guarantee Period                 7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                9%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                     1 + .08           60/12
$10,000 x         -------------               - 1]  = -
            [(   1 + .09 + .0025   )                $559.14

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $9,440.86

Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred           $10,000
Guarantee Period                          7 years
Time of withdrawal or transfer            beginning of 3rd year of Existing
                                          Guarantee Period
Guaranteed Interest Rate (I)              8%*
Guaranteed Interest Rate for
  new 5-year guarantee (J)                7.75%*
Remaining Guarantee Period (N)            60 months
Market Value Adjustment:

                     1 + .08           60/12
                 ---------------                    =
$10,000 x          1 + .0775 +                - 1]  $0
            [(        .0025        )

              Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000
------------------------
* Assumed for illustrative purposes only.

APPENDIX B--SAMPLE DEATH BENEFIT CALCULATIONS
(WITHOUT ENHANCED DEATH BENEFIT)

DATE OF DEATH IS THE 3RD CONTRACT ANNIVERSARY

                                                           EXAMPLE 1    EXAMPLE 2
                                                          -----------  -----------
a.    Net Purchase Payments Made Prior to Date of
      Death.............................................   $  20,000    $  20,000

b.    Contract Value on Date of Death...................   $  17,000    $  25,000

Death Benefit is larger of a, and b.....................   $  20,000    $  25,000

DATE OF DEATH IS THE 8TH CONTRACT ANNIVERSARY

                                                           EXAMPLE 3    EXAMPLE 4    EXAMPLE 5
                                                          -----------  -----------  -----------
a.    Net Purchase Payments Made Prior to Date of
      Death.............................................   $  20,000    $  20,000    $  20,000

b.    Contract Value on 7th Contract Anniversary........   $  15,000    $  30,000    $  30,000

c.    Contract Value on Date of Death...................   $  17,000    $  25,000    $  35,000

Death Benefit is larger of a, b, and c..................   $  20,000    $  30,000    $  35,000

DATE OF DEATH IS THE 15TH CONTRACT ANNIVERSARY

                                                           EXAMPLE 6    EXAMPLE 7    EXAMPLE 8
                                                          -----------  -----------  -----------
a.    Net Purchase Payments Made Prior to Date of
      Death.............................................   $  20,000    $  20,000    $  20,000

b.    Contract Value on 14th Contract Anniversary.......   $  15,000    $  40,000    $  40,000

c.    Contract Value on Date of Death...................   $  17,000    $  30,000    $  50,000

Death Benefit is larger of a, b, and c..................   $  20,000    $  40,000    $  50,000

APPENDIX C--EXPLANATION OF EXPENSE CALCULATIONS

The expense for a given year is calculated by multiplying the projected beginning of the year policy value by the total expense rate. The total expense rate is the sum of the variable account expense rate plus the total Series Fund expense rate plus The annual administrative charge rate.

The policy values are projected by assuming a single payment of $1,000 grows at an annual rate equal to 5% reduced by the total expense rate described above.

For example, the 3 year expense for the Growth Stock Series as a part of a Contract that has not elected the Enhanced Death Benefit, is calculated as follows:

     Total Variable Account Annual Expenses         1.35%
+    Total Series Fund Operating Expenses
=    Total Expense Rate

Year 1 Beginning Policy Value = $1000.00
Year 1 Expense =
1000.00                   x     =    $

Year 2 Beginning Policy Value = $
Year 2 Expense =          x     =    $

Year 3 Beginning Policy Value = $
Year 3 Expense =          x     =    $

So the cumulative expenses for years 1-3 for the Growth Stock Series are equal
to    +    +    = $   .

If the contract is surrendered, the surrender charge is the surrender charge percentage times the purchase payment minus the 10% free withdrawal amount:

                                                                                  Surrender
Surrender Charge Percentage x      (Initial Premium - 10% Free Withdrawal)    =   Charge
          0.05          x          (  1000.00    -       100.00    )          =       4

So the total expense if surrendered is    + 45.00 = $    .

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                                      B-2